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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting material pursuant to §240.14a-12

AMAG PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of filing fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

AMAG PHARMACEUTICALS, INC.
1100 Winter Street
Waltham, Massachusetts 02451

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 22, 2014

        The 2014 Annual Meeting of Stockholders of AMAG Pharmaceuticals, Inc., or the Annual Meeting, will be held at the offices of Goodwin Procter LLP, 53 State Street, Boston, Massachusetts 02109 on Thursday, May 22, 2014, at 9:00 a.m., local time, to consider and act upon the following matters:

  (1)
  To elect the seven nominees nominated by our Board of Directors named herein to the Board of Directors to serve until the next annual meeting and until their successors have been elected and qualified;

  (2)
  To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement;

  (3)
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014; and

  (4)
  To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        Proposal 1 relates solely to the election of seven directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any of our stockholders.

        Only stockholders of record at the close of business on March 31, 2014, the record date for the Annual Meeting, are entitled to notice of, and will be entitled to vote at, the Annual Meeting or any adjournments or postponements thereof.

        All stockholders are cordially invited to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, we urge you to vote via the Internet at www.proxyvote.com or by telephone by following the instructions on the enclosed proxy card, or by signing, voting and returning your proxy card to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717.

By Order of the Board of Directors,

Scott B. Townsend Secretary

Waltham, Massachusetts
April 18, 2014

        Whether or not you expect to attend the Annual Meeting, please promptly complete your proxy by Internet, telephone or mail as indicated above in order to assure representation of your shares. If completing a proxy by mail, no postage need be affixed if the proxy is mailed in the United States. Do not send any certificates with your proxy. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, custodian or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder. Please refer to the enclosed form for instructions.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
to Be Held on May 22, 2014 at 9:00 a.m. at the offices of Goodwin Procter LLP, 53 State Street, Boston,
Massachusetts 02109:

This Proxy Statement and Notice, the Proxy Card, and the Company's 2013 Annual Report to Stockholders
and any other proxy materials are available free of charge at www.amagpharma.com.

AMAG PHARMACEUTICALS, INC.
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

AMAG PHARMACEUTICALS, INC.
1100 Winter Street
Waltham, Massachusetts 02451

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2014

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

The Annual Meeting

        Our Board of Directors, or the Board, is soliciting your proxy to vote at our Annual Meeting to be held at the offices of Goodwin Procter LLP, 53 State Street, Boston, Massachusetts 02109 on Thursday, May 22, 2014, at 9:00 a.m., local time, and at any adjournments or postponements of the Annual Meeting. Directions to the meeting location are available at the website of Goodwin Procter LLP at www.goodwinprocter.com/offices. This Proxy Statement explains the agenda, voting information and procedures for the Annual Meeting. Please read it carefully. This Proxy Statement and the accompanying proxy card were first mailed to our stockholders on or about April 18, 2014.

        At the Annual Meeting, the following proposals will be subject to a vote of our stockholders: (1) a proposal to elect the following seven nominees, nominated by the Board of Directors, to serve as directors, each to hold office until the next annual meeting and until his or her successor is elected and qualified, or until his or her earlier resignation or removal: William K. Heiden, Barbara Deptula, Robert J. Perez, Lesley Russell, MB.Ch.B., MRCP, Gino Santini, Davey S. Scoon and James R. Sulat; (2) an advisory vote on the compensation of our named executive officers; and (3) a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014.

        In this Proxy Statement, references to "Company," "AMAG," "we," "us," or "our" mean AMAG Pharmaceuticals, Inc. Any reference in this Proxy Statement to information found on our website, www.amagpharma.com or Goodwin Procter's website, does not incorporate such information by reference into this Proxy Statement.

Who Is Entitled To Attend And Vote At The Annual Meeting?

        Only stockholders of record at the close of business on March 31, 2014, the record date for the Annual Meeting, are entitled to attend and vote at the Annual Meeting. On the Record Date, there were 21,877,192 shares of common stock outstanding and entitled to vote.

        If on the Record Date your shares were registered directly in your name with our transfer agent/registrar, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or by proxy. For more information on voting, please see discussion below under "How Do I Vote"?

        If on the Record Date your shares were held through a broker, bank, custodian or other nominee, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that broker, bank, custodian or other nominee. Only such broker, bank, custodian or other nominee can vote your shares, but you have the right to give specific instructions to your broker, bank, custodian or other nominee regarding how to vote your shares at the Annual Meeting. Please follow the instructions for voting by proxy provided by your broker, bank, custodian or other nominee. You are also invited to attend the Annual Meeting.

 How Many Votes Do I Have?

        Each stockholder is entitled to one vote for each share of common stock held by such stockholder on the Record Date.

How Do I Vote?

        If you are a stockholder of record, you may vote in person at the Annual Meeting or by proxy by following the instructions on the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by telephone or Internet as instructed in the enclosed proxy card or by completing, signing and dating the enclosed proxy card and returning it in the envelope provided. No postage is required if your proxy card is mailed in the United States. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy. If you plan to attend the Annual Meeting and vote in person, we will give you a ballot or a new proxy card when you arrive. Positive identification will be required to vote your shares in person.

        If you are a beneficial owner of shares registered in the name of your broker, bank, custodian or other nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization. Simply follow the instructions for voting provided by your broker, bank, custodian or other nominee to ensure that your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy. However, if your shares are held in the name of your broker, bank, custodian or other nominee, you must bring an account statement or letter from your broker, bank, custodian or other nominee indicating that you were the beneficial owner of the shares on the Record Date for voting at the Annual Meeting. Positive identification will be required to vote your shares in person.

        You may either vote "For" all the nominees to the Board or you may "Withhold" your vote for any nominee or nominees you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting.

        The persons named as attorneys-in-fact in the enclosed proxy card, William K. Heiden, Frank E. Thomas and Scott B. Townsend, were selected by the Board and are officers of the Company. All properly executed proxies submitted in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR Proposal 1 (the election of the director nominees), FOR Proposal 2 (the advisory vote on the compensation of our named executive officers), and FOR Proposal 3 (the ratification of the appointment of PricewaterhouseCoopers LLP).

        If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, your shares will be voted in accordance with the judgment of the persons named in your proxy. At present, the Board knows of no other matters to be presented at the Annual Meeting.

What Does It Mean If I Receive More Than One Proxy Card?

        If you receive more than one proxy card, your shares may be registered in more than one name or are registered in different accounts. Please complete, sign, date, and return all proxy cards or vote by Internet or telephone as instructed on such proxy cards to be sure that all of your shares are voted.

 Can I Change My Vote After I Deliver My Proxy?

        Yes. You may change your vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

  •
  Duly completing a later-dated proxy relating to the same shares and delivering it before the taking of the vote at the Annual Meeting.

  •
  Properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities.

  •
  Delivering written notice to us before the taking of the vote at the Annual Meeting that you are revoking your proxy. Such notice should be sent to our principal executive offices at 1100 Winter Street, Waltham, Massachusetts 02451, attention: Secretary.

  •
  Attending the Annual Meeting and voting in person. Simply attending the meeting will not, in itself, revoke your proxy.

        If you wish to revoke a delivered proxy and your shares are held by your broker or bank as a nominee or agent, you should follow the revocation instructions provided by your broker or bank.

What Are "Broker Non-Votes" And What Discretion Does My Broker Have To Vote My Shares Held In "Street Name?"

        A broker non-vote occurs when a broker, bank, custodian or other nominee holding the shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the broker, bank, custodian or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. Under national securities exchange rules, if the beneficial owner does not provide voting instructions, the broker, bank, custodian or other nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. The only routine matter included in this Proxy Statement is the ratification of our appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014. Pursuant to applicable stock exchange rules, the election of directors and the advisory vote on compensation paid to our named executive officers are considered non-routine matters. For non-routine matters, brokers do not have authority, discretionary or otherwise, to vote your shares unless they receive proper instructions to do so from you in a timely manner. If you hold your shares in street name, we strongly encourage you to submit your proxy by following the instructions provided by your broker, bank or other custodian and exercise your right to vote as a stockholder as promptly as possible.

What Constitutes A Quorum At The Annual Meeting?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of at least a majority of the shares of common stock issued and outstanding and entitled to vote on the Record Date are present at the Annual Meeting, either in person or represented by proxy. On the Record Date, there were 21,877,192 shares of our common stock outstanding and entitled to vote.

        Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. If there is no quorum, the chairman of the meeting or the holders of a majority of shares present at the Annual Meeting, present in person or represented by proxy may adjourn the meeting to another date.

 How Many Votes Are Required To Approve Each Proposal?

        Our directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting. Abstentions, broker non-votes and votes withheld will not be treated as votes cast for this Proposal 1 and will not affect the outcome of the election.

        For each of Proposal 2 (the advisory vote on the compensation of our named executive officers) and Proposal 3 (the ratification of the appointment of PricewaterhouseCoopers LLP), the vote of the holders of a majority of shares of common stock present or represented and voting at the Annual Meeting is required for approval. For non-routine matters, broker non-votes are not considered to have been voted "For" or "Against" a particular proposal and therefore have no effect on Proposal 2. Proposal 3 is considered a routine matter and nominees therefore have discretionary voting power as to Proposal 3. Like broker non-votes, abstentions are not counted as voting on a matter and thus will have no effect on Proposals 2 and 3.

        When a quorum is present at any meeting of stockholders, the holders of a majority of the stock present or represented and voting on a matter shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, our charter or our by-laws. At present, the Board knows of no other matters to be presented for stockholder action at the Annual Meeting.

How Are We Soliciting Proxies And Tabulating Votes?

        We will bear all costs of solicitation of proxies. In addition to these proxy materials, our directors, officers and employees, without additional remuneration, may also solicit proxies through telephone, e-mail and in-person conversations. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

        Votes will be tabulated by Broadridge Investor Communications Solutions, Inc., or Broadridge.

How Can I Find Out The Results Of The Voting At The Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

When Are Director Nominations And Stockholder Proposals Due For Next Year's Annual Meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing to our principal executive offices at 1100 Winter Street, Waltham, Massachusetts 02451, attention: Secretary and must be received by us no later than December 19, 2014. Proposals must satisfy the requirements and procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

        If you wish to nominate a director or submit a proposal, not to be included in next year's proxy materials, you must submit such nomination or proposal in writing to our principal executive offices at 1100 Winter Street, Waltham, Massachusetts 02451, attention: Secretary. Such nomination or proposal must be received by us no earlier than January 22, 2015 and no later than February 21, 2015 and must satisfy the requirements described in our by-laws. For additional details, please see the discussion below under "Stockholder Proposals."

        In order to curtail controversy as to the date on which a nomination or proposal was received by us, we suggest that you submit your nominations or proposals by registered mail, return receipt requested.

        You are advised to review our by-laws, which contain additional requirements about advance notice of director nominations and stockholder proposals.

What Materials Should I Be Receiving In Connection With The Annual Meeting?

        Our Annual Report, including audited financial statements for the year ended December 31, 2013, is being mailed to you along with this Proxy Statement and Notice. This Proxy Statement and the accompanying Notice and proxy card were first mailed to our stockholders on or about April 18, 2014.

        If you share an address with any of our other stockholders, your household might receive only one copy of the Notice and Proxy Statement and Annual Report. To request individual copies of any of these materials for each stockholder in your household, please contact our Investor Relations Department at (617) 498-3300 or 1100 Winter Street, Waltham, Massachusetts 02451. We will deliver copies of the Notice and Proxy Statement and/or Annual Report promptly following your written or oral request. You may also contact Broadridge or your bank, broker or other custodian to request individual copies of any of these materials for each stockholder in your household. To ask that only one copy of any of these materials be mailed to your household, please contact your broker. For additional details on this practice (referred to as "householding") please see the discussion below under "Delivery of Documents to Stockholders Sharing an Address."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2014 by the following persons:

  •
  Each person known by us to beneficially own more than 5% of our common stock;

  •
  Each of our directors and nominees for director;

  •
  Each of our named executive officers listed in the "Summary Compensation Table" included in this Proxy Statement; and

  •
  All of our current directors and executive officers as a group.

        "Beneficial ownership" is determined in accordance with the rules of the Securities and Exchange Commission, or the SEC, and includes voting and investment power with respect to those shares. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes shares issuable upon settlement of restricted stock units, or RSUs, held by the respective person or group that will vest or which may be settled within 60 days of March 31, 2014 and pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of March 31, 2014.

Name and Address of Beneficial Owner(2)	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(2)
Phillip Gross/Robert Atchinson(3) 200 Clarendon Street, 52nd Floor Boston, Massachusetts 02116	3,796,592	17.4%
BlackRock, Inc.(4) 40 East 52nd Street New York, New York 10022	2,449,611	11.2%
Patrick Lee M.D./Anthony Joonkyoo Yun, M.D.(5) 470 University Avenue Palo Alto, California 94301	1,762,023	8.1%
T. Rowe Price Associates, Inc.(6) 100 E. Pratt Street Baltimore, Maryland 21202	1,655,020	7.6%
Visium Asset Management, LP(7) 888 Seventh Avenue New York, New York 10019	1,575,200	7.2%
FMR LLC/Edward C. Johnson 3d(8) 245 Summer Street Boston, Massachusetts 02210	1,270,189	5.8%
William K. Heiden(9)	227,013	1.0%
Christopher G. White(10)	85,250	*
Frank E. Thomas(11)	79,684	*
Michael Narachi(12)	78,535	*
Davey S. Scoon(13)	39,744	*
Robert J. Perez(14)	35,400	*
Lesley Russell, MB. Ch.B., MRCP(15)	26,933	*
Scott A. Holmes(16)	21,346	*
Gino Santini(17)	19,625	*
Greg Madison(18)	27,500	*
Barbara Deptula(19)	6,574	*
James R. Sulat(20)	—	*
All current directors and executive officers as a group(14 persons)(21)	645,850	2.9%

*
Less than 1%.

(1)
Certain RSU award agreements provide, with certain exceptions, that if a vesting date occurs during a blackout period where the awardee is precluded from selling shares of our common stock, the receipt of the underlying shares will generally be deferred until the expiration of such blackout period, which may be longer than 60 days. We have assumed for purposes of reporting beneficial ownership that no blackout period will cause any shares issuable under vested but unsettled RSUs to be deferred more than 60 days from March 31, 2014 and have therefore included such shares in the respective awardee's beneficial ownership figures.

(2)
Unless otherwise indicated, to our knowledge, each stockholder referred to above has sole voting and investment power with respect to the shares indicated, and the address of each stockholder is: c/o AMAG Pharmaceuticals, Inc., 1100 Winter Street, Waltham, Massachusetts 02451. Applicable percentage ownership is based upon 21,877,192 shares of common stock outstanding as of March 31, 2014.

(3)
Reflects 3,796,592 shares beneficially owned by each of Adage Capital Partners, L.P., or ACP, Adage Capital Partners GP, L.L.C., or ACPGP, Adage Capital Advisors, L.L.C., or ACA, Robert Atchinson and Phillip Gross. ACPGP is the general partner of ACP. ACA is the managing member of ACPGP. Robert Atchinson and Phillip Gross are managing members of ACA. Each of the foregoing have shared voting power and shared dispositive power with respect to the shares. We have relied solely on information supplied by the reporting persons on a Schedule 13G/A filed with the SEC on February 12, 2014.

(4)
BlackRock, Inc. has sole voting power with respect to 2,393,925 of such shares, sole dispositive power with respect to 2,449,611 and shared voting power with respect to none of such shares. We have relied solely on information supplied by the reporting person on a Schedule 13G/A filed with the SEC on January 10, 2014.

(5)
Reflects 1,762,023 shares beneficially owned by Patrick Lee, M.D. and includes 1,761,332 shares beneficially owned by each of Palo Alto Investors, LLC, and Anthony Joonkyoo Yun, M.D. Palo Alto Investors, LLC is the general partner and investment adviser of Palo Alto Healthcare Master Fund II, L.P. Palo Alto Healthcare Master Fund II, L.P., with an address of c/o Citco Fund Services (Cayman Islands) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, Cayman Islands, is the beneficial owner of 1,000,713 of the shares. Dr. Lee and Dr. Yun each co-manage Palo Alto Investors, LLC and have shared voting and dispositive power, along with Palo Alto Investors, LLC with respect to 1,761,332 shares. Dr. Lee has sole voting and dispositive power with respect to 691 shares. Palo Alto Healthcare Master Fund II, L.P. has shared voting and dispositive power with respect to 1,000,713 of the shares. We have relied solely on information supplied by the reporting persons on a Schedule 13G/A filed with the SEC on February 14, 2014.

(6)
T. Rowe Price Associates, Inc., an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, as amended, or a registered investment adviser, has sole voting power with respect to 223,901 of such shares, sole dispositive power with respect to 1,655,020 of such shares, and shared voting power with respect to none of such shares. We have relied solely on information supplied by the reporting persons on a Schedule 13G/A filed with the SEC on February 7, 2014.

(7)
Reflects 1,575,200 shares beneficially owned by each of Visium Asset Management, LP, or VAM, JG Asset, LLC and Jacob Gottlieb. Such amount also includes 1,575,000 shares beneficially owned by Visium Balanced Master Fund, Ltd., or VBM. VAM is an investment manager to pooled investment funds, JG Asset, LLC is the general partner of VAM and Mr. Gottlieb is the managing member of JG Asset, LLC. VAM, JG Asset, LLC and Mr. Gottlieb have shared voting and dispositive power with respect to all 1,575,200 shares. VBM has shared voting and dispositive power with respect to 1,575,000 of the shares. We have relied solely on information supplied by the reporting persons on a Schedule 13G filed with the SEC on March 5, 2014.

(8)
Reflects (a) 300,364 shares beneficially owned by Fidelity Management & Research Company, or Fidelity, a wholly-owned subsidiary of FMR LLC and a registered investment advisor, (b) 969,820 shares beneficially owned by Fidelity SelectCo, LLC, or SelectCo, 1225 17th Street, Suite 1100, Denver Colorado 80202, a wholly-owned subsidiary of FMR LLC and a registered investment advisor, and (c) five shares beneficially owned by Strategic Advisers, Inc., which we refer to together with the funds related to Fidelity and SelectCo as the Funds. Each of the Funds has the sole power to dispose of the shares owned by such Fund. Edward C. Johnson 3d and FMR LLC, through control of the Funds, therefore also have the sole power to dispose of the shares owned by the Funds. The power to vote the shares owned by the Funds resides with the Funds' Boards of Trustees. The address for Fidelity and Strategic Advisers' is the address provided in the table above. We have relied solely on information supplied by the reporting persons on a Schedule 13G/A filed with the SEC on February 14, 2014.

(9)
Includes 161,575 shares issuable to Mr. Heiden pursuant to options currently exercisable or exercisable within 60 days of March 31, 2014 and 28,600 shares issuable to Mr. Heiden pursuant to RSUs expected to vest or which may be settled within 60 days of March 31, 2014.

(10)
Reflects 84,000 shares issuable to Mr. White pursuant to options currently exercisable or exercisable within 60 days of March 31, 2014 and 1,250 shares issuable to Mr. White pursuant to RSUs expected to vest or which may be settled within 60 days of March 31, 2014.

(11)
Includes 39,375 shares issuable to Mr. Thomas pursuant to options currently exercisable or exercisable within 60 days of March 31, 2014 and 11,575 shares issuable to Mr. Thomas pursuant to RSUs expected to vest or which may be settled within 60 days of March 31, 2014.

(12)
Includes 54,635 shares issuable to Mr. Narachi pursuant to options currently exercisable or exercisable within 60 days of March 31, 2014 and 11,400 shares issuable to Mr. Narachi pursuant to RSUs expected to vest or which may be settled within 60 days of March 31, 2014.

(13)
Includes 30,744 shares issuable to Mr. Scoon pursuant to options currently exercisable or exercisable within 60 days of March 31, 2014 and 6,500 shares issuable to Mr. Scoon pursuant to RSUs expected to vest or which may be settled within 60 days of March 31, 2014.

(14)
Reflects 26,400 shares issuable to Mr. Perez pursuant to options currently exercisable or exercisable within 60 days of March 31, 2014; 6,500 shares issuable to Mr. Perez pursuant to RSUs expected to vest or which may be settled within 60 days of March 31, 2014 and 2,500 shares held by the Christine E. Perez 2004 Revocable Trust, dated February 25, 2004, as amended, or the Perez Trust. Mr. Perez's wife is the trustee of the Perez Trust. Mr. Perez does not have voting or dispositive power with respect to the shares held by the Perez Trust but would have sole voting and dispositive power were he to become trustee at his wife's death or incapacity.

(15)
Includes 18,533 shares issuable to Dr. Russell pursuant to options currently exercisable or exercisable within 60 days of March 31, 2014 and 6,500 shares issuable to Dr. Russell pursuant to RSUs expected to vest or which may be settled within 60 days of March 31, 2014.

(16)
Includes 19,375 shares issuable to Mr. Holmes pursuant to options currently exercisable or exercisable within 60 days of March 31, 2014 and 625 shares issuable to Mr. Holmes pursuant to RSUs expected to vest or which may be settled within 60 days of March 31, 2014.

(17)
Reflects 14,550 shares issuable to Mr. Santini pursuant to options currently exercisable or exercisable within 60 days of March 31, 2014 and 5,075 shares issuable to Mr. Santini pursuant to RSUs expected to vest or which may be settled within 60 days of March 31, 2014.

(18)
Includes 18,750 shares issuable to Mr. Madison pursuant to options currently exercisable or exercisable within 60 days of March 31, 2014.

(19)
Reflects 4,849 shares issuable to Ms. Deptula pursuant to options currently exercisable or exercisable within 60 days of March 31, 2014 and 1,725 shares issuable to Ms. Deptula pursuant to RSUs expected to vest or which may be settled within 60 days of March 31, 2014.

(20)
Mr. Sulat was elected to our Board on April 14, 2014.

(21)
Includes 473,736 shares issuable to all of our current directors and executive officers as a group pursuant to options currently exercisable or exercisable within 60 days of March 31, 2014 and 80,850 shares issuable to all of our current directors and executive officers as a group pursuant to RSUs expected to vest or which may be settled within 60 days of March 31, 2014.

* * * * * * * * *

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock, referred to herein as "Reporting Persons," to file with the SEC, initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based on our review of the copies of such filings received by us with respect to the year ended December 31, 2013, and written representations from our directors and executive officers who served in such capacity during the year ended December 31, 2013, we believe that all Reporting Persons complied with all Section 16(a) filing requirements for the year ended December 31, 2013, except that Mr. Robert Perez did not timely file a Form 5 reporting a transfer of shares to the Perez Trust occurring in June 2013; however, a Form 4 reporting such transaction was subsequently filed.

PROPOSAL 1: ELECTION OF DIRECTORS

        The Board presently consists of eight members. In April 2014, Mr. Narachi informed the Company that, after eight years of continuous service, he will not be standing for re-election, for personal reasons, and his term as a director will expire at the Annual Meeting. At the end of Mr. Narachi's term as a director, the Board will be fixed at seven members. You are therefore being asked to vote for seven directors at this Annual Meeting. If you are voting by proxy, the persons named as proxies in the enclosed proxy card will vote to elect as directors the seven nominees named below, all of whom are currently directors of the Company, unless you withhold authority to vote for the election of any or all of the directors by delivering a proxy to that effect.

        Each director elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Each of the nominees has indicated his or her willingness to serve, if elected. The Board knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board may recommend in the place of such nominee.

Nominees

        The Nominating and Corporate Governance Committee of our Board has not established specific minimum qualifications for recommended nominees or specific qualities or skills for our directors to possess. However, our Corporate Governance Guidelines provide that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities. In considering candidates to serve as directors, the Nominating and Corporate Governance Committee uses a subjective process for identifying and evaluating nominees to serve on our Board based on consideration of all factors it deems relevant. In addition, our Corporate Governance Guidelines set forth general criteria for nomination as a director, which include the following:

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  Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

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  Nominees should have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company.

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  Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.

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  Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

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  Nominees should not have, nor appear to have, a conflict of interest that would impair such nominee's ability to represent the interests of all the Company's stockholders and to fulfill the responsibilities of a director.

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  Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on the Board should be considered.

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  Nominees should normally be able to serve for at least five years before reaching the age of 80.

        Our Corporate Governance Guidelines also provide that the re-nomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria set forth above. The Nominating and Corporate Governance Committee considers the existing directors' performance on our Board and its committees in making its nomination recommendations.

        The brief biographies below include certain information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Board to conclude that such nominee should continue to serve on the Board. Companies with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act are referred to in the biographies below as "public" companies. Any company registered as an investment company under the Investment Company Act of 1940 is referred to as a "registered investment company" in the biographies below.

        William K. Heiden, age 54, has been a director since May 2012. Mr. Heiden has been President and Chief Executive Officer of the Company since May 2012. Prior to joining the Company, he was the President and Chief Executive Officer of GTC Biotherapeutics, Inc., now rEVO Biologics, Inc., a pharmaceutical company, or GTC, from June 2010 to May 2012. From 2007 to October 2013, Mr. Heiden served as Chairman of the Board of Directors of GTC. Mr. Heiden was President and Chief Executive Officer and a member of the Board of Directors of Elixir Pharmaceuticals, Inc., or Elixir, a pharmaceutical company, from September 2004 to December 2008. Prior to joining Elixir, he served as President and Chief Operating Officer of Praecis Pharmaceuticals, Inc., a public biopharmaceutical company which was subsequently acquired by GlaxoSmithKline plc, from May 2002 to September 2004. From 1987 to 2002, Mr. Heiden held various positions of increasing responsibility at Schering-Plough Corporation, now Merck & Co., including managing a number of businesses in the United States, Europe and Canada. From June 2006 to October 2013, he served on the Board of Directors of LFB Biotechnologies S.A.S., a private French biotechnology company. Mr. Heiden holds a B.A. from the University of Florida, an M.B.A. from Cornell University's Johnson Graduate School of Management, and a M.I.M. from the University of Louvain. The Board believes that Mr. Heiden's significant commercial expertise at both large pharmaceutical and emerging biotechnology companies, as well as strong deal making experience, provides the Board with valuable and specialized expertise as the Company continues to increase the market for Feraheme® (ferumoxytol) Injection and Rienso® 30mg/ml solution for Injection, as it is marketed in certain territories outside of the United States, and MuGard® Mucoadhesive Oral Wound Rinse, or MuGard, and as the Company pursues broader business development opportunities.

        Barbara Deptula, age 59, has been a director since September 2013. She served as the Executive Vice President of Business Development and Chief Corporate Development Officer of Shire Plc., a public biopharmaceutical company from September 2004 to June 2012. Prior to joining Shire, Ms. Deptula served as President of the biotechnology division of SICOR, Inc., a public pharmaceutical company from May 2003 to September 2004. Prior to SICOR, Inc., Ms. Deptula served as Senior Vice President for Coley Pharmaceutical, a biotechnology company, from July 2000 to May 2003. Prior to 2000, she held senior management positions in public and private pharmaceutical companies where Ms. Deptula focused on marketing, product development, licensing and business development, including US Bioscience, Inc., Schering Plough International, Lederle Laboratories, a division of American Cyanamid Co., U.S.A., and Genetics Institute. Ms. Deptula also served as a member of the Board of Directors of CombinatoRx, Incorporated, now Zalicus, Inc., a public biopharmaceutical company, from December 2005 to December 2009. Ms. Deptula holds an M.B.A. with a concentration in finance from the University of Chicago Booth School of Business and a B.S. in Pharmacy from the University of Connecticut. The Board believes that Ms. Deptula's qualifications to sit on our Board include her decades of experience in a variety of biotechnology and multi-national pharmaceuticals organizations, and in particular her role as Chief Corporate Development Officer at Shire in light of the Company's plans to expand its product portfolio.

        Robert J. Perez, age 49, has been a director since January 2009. He is currently President and Chief Operating Officer of Cubist Pharmaceuticals, Inc., or Cubist, a public pharmaceutical company, and has served as a member of Cubist's Board of Directors since April 2014. Mr. Perez joined Cubist in August 2003 as Senior Vice President, Sales and Marketing, and led the launch of Cubicin® (daptomycin for injection) and served as Executive Vice President and Chief Operating Officer from August 2007 to July 2012. Prior to joining Cubist, he served as Vice President of Biogen, Inc.'s CNS business unit from 2001 to 2003, where he was responsible for commercial leadership of an $800 million neurology business unit, and from 1995 to 2001 he held positions of increasing responsibility within Biogen's CNS commercial organization. From 1987 to 1995 Mr. Perez held various sales and marketing positions at Zeneca Pharmaceuticals. He also served as a member of the Board of Directors of Epix Pharmaceuticals, Inc., a public biopharmaceutical company, from 2006 to 2009. Mr. Perez has been a member of the Board of Directors of the California Healthcare Institute since November 2013 and the Biomedical Science Careers Program since November 2010, a member of the Board of Trustees at the Dana-Farber Cancer Institute, Inc. since January 2013 and a member of the Board of Advisors of the Citizen School of Massachusetts since 2010. Mr. Perez received a B.S. from California State University, Los Angeles and an M.B.A. from the Anderson Graduate School of Management at the University of California, Los Angeles. The Board believes that Mr. Perez's twenty plus years of sales and marketing experience within the pharmaceutical and biotechnology industries has provided him with valuable commercial and operational experience, as well as leadership skills that are important to the Board. In particular, Mr. Perez's experience leading the launch and commercialization of highly successful specialty pharmaceutical products is especially valuable to the Board as the Company commercializes Feraheme/Rienso in the United States and abroad and MuGard in the United States, and as we seek to add additional commercialized products or companies to our portfolio.

        Lesley Russell, MB.Ch.B., MRCP, age 53, has been a director since December 2009. Dr. Russell has served as Chief Operating Officer of TetraLogic Pharmaceuticals, Inc., a public biopharmaceuticals company, or TetraLogic, since August 2013. Prior to TetraLogic, she was Senior Vice President and Global Head of Research and Development for Global Branded Products at Teva Pharmaceuticals, Inc., or Teva, a public pharmaceutical company from October 2011 to June 2012. Dr. Russell was appointed to such role upon Teva's acquisition of Cephalon Inc., or Cephalon, a public pharmaceutical company, where she served as Executive Vice President and Chief Medical Officer from September 2006 to October 2011. She joined Cephalon in 2000 as Vice President, Worldwide Clinical Research. Prior to Cephalon, Dr. Russell served as Vice President, Clinical Research at US Bioscience Inc., a public pharmaceutical company, and held positions of increasing responsibility within US Bioscience Inc. from 1996 to 1999. From 1995 to 1996, she was a clinical research physician at Eli Lilly U.K. and a Medical Director at Amgen U.K. from 1992 to 1995. Dr. Russell was trained in Hematology/Oncology at Royal Infirmary of Edinburgh and at Royal Hospital for Sick Children, Edinburgh. She received an MB.Ch.B. from the University of Edinburgh, Scotland and is a member of the Royal College of Physicians, United Kingdom. Dr. Russell is registered with the General Medical Council, United Kingdom. She currently serves on the Board of Directors of Endocyte, Inc., a public biopharmaceutical company, where she has been a director since January 2013. The Board believes that Dr. Russell's broad-based expertise leading clinical research and development, medical, regulatory, and drug safety organizations, as well as her medical training, allow her to make valuable contributions to the medical and scientific understanding of the Board, which is particularly important as the Company considers expanding the labeled indication of Feraheme/Rienso to a broader group of patients with IDA, seeks to increase Feraheme/Rienso's share of the market for its current chronic kidney disease indication, seeks to increase revenues from MuGard and evaluates potential merger and acquisition and in-licensing opportunities.

        Gino Santini, age 57, has been a director since February 2012 and has served as Chairman of the Board of Directors since April 2014. From 1983 to December 2010, Mr. Santini held a variety of commercial and operational roles at Eli Lilly and Company, or Eli Lilly, a public pharmaceutical company, serving most recently, from April 2007 to December 2010, as Senior Vice President, Corporate Strategy and Business Development, where he led corporate strategy and long-range planning, mergers and acquisitions, new product licensing and the expansion of Lilly Ventures in the United States and China. During his tenure at Eli Lilly, Mr. Santini held various leadership positions of increasing responsibility, including manager of various international regions, Senior Vice President of Corporate Strategy and Policy from 2004 to 2007, President of U.S. operations from 1999 to 2004 and President of the women's health franchise from 1997 to 1999. Mr. Santini is an active board member for the following companies: Intarcia Therapeutics, Inc, a biopharmaceutical company, since July 2013; Finanziaria Saccarifera Italo Iberica S.p.A., a financial holding company, since January 2013; Collegium Pharmaceuticals, Inc., a pharmaceutical company, since July 2012; Allena Pharmaceuticals, Inc., a pharmaceutical company, since February 2012; and Sorin S.p.A., a global public medical device company, since April 2012 (and where Mr. Santini is also a member of the Transaction with Related Parties Committee). Mr. Santini also serves on the Board of Directors, as well as the Audit Committee and Nominating and Corporate Governance Committee of the Board of Directors, of Horizon Pharma, Inc., a public biopharmaceutical company, where he has been a director since March 2012. He has been an investor in and Executive Chairman of Umbria Pharmaceuticals, LLC, a specialty pharmaceutical company, since November 2011. Mr. Santini is a past Chairman of the Board of the National Pharmaceutical Council and of Noble of Indiana, a non-profit agency serving individuals with developmental disabilities. He also served on the Board of Directors for United Way and the Executive Committee and Board of Directors of the Indianapolis Chamber of Commerce. He holds an undergraduate degree in mechanical engineering from the University of Bologna and an M.B.A. from the Simon School of Business, University of Rochester. The Board believes that Mr. Santini's long career at Eli Lilly and extensive domestic and international commercial, corporate strategy, business development and transaction experience will be valuable assets to the Board as it seeks to establish a solid foundation from which to drive growth and profitability and seek to acquire or in-license other assets or companies to expand our product portfolio.

        Davey S. Scoon, age 67, has been a director since December 2006. Mr. Scoon has been a member of the Board of Directors and the Chairman of the Audit Committee of Orthofix International, N.V., a medical device company, since September 2011 and a member of the Board of Directors and the Chairman of the Audit Committee of Biodel Inc., a public specialty biopharmaceutical company, since May 2012. Mr. Scoon also serves as Chairman of the Board of Trustees of Allianz Funds, a registered investment company, where he has been a director since January 2006. He was the Chairman of the Audit Committee of Cardiokine, Inc., a pharmaceutical company, where he was a director from 2005 to 2011. Mr. Scoon has been an Adjunct Professor at the University of Wisconsin-Madison since 2011. He also previously served as the Chairman of the Audit Committee of NitroMed, Inc., a public pharmaceutical company, from 2003 to 2009, and a member of the Board of Directors of Inotek Pharmaceuticals Corp., a pharmaceutical company, from 2006 to 2009. From 2003 to 2005, Mr. Scoon was Chief Administrative and Financial Officer of Tom's of Maine, a company that manufactures natural care products. From 2001 to 2003, Mr. Scoon served as Chief Financial and Administrative Officer for Sun Life Financial U.S., and from 1999 to 2001, Mr. Scoon served as Vice President and Chief Financial Officer for Sun Life Financial U.S. From 1985 to 1999, Mr. Scoon was employed by Liberty Funds Group of Boston (formerly Colonial Management) in various capacities, including Chief Financial Officer and Chief Operating Officer. Mr. Scoon holds a B.B.A. from the University of Wisconsin and an M.B.A. from Harvard Business School. The Board believes that Mr. Scoon's extensive financial, accounting, human resources, and risk management experience gained through the various executive and board positions he has held over the past thirty years provides the Board with valuable and highly specialized expertise and advice, particularly in Mr. Scoon's role as the Chair of the Audit Committee.

        James R. Sulat, age 63, joined our Board on April 14, 2014. From October 2009 to June 2013, Mr. Sulat served as Chief Executive Officer and Chief Financial Officer of Maxygen, Inc., a public biopharmaceutical company, and as a member of Maxygen's Board of Directors from October 2003 to June 2013. Since June 2008, Mr. Sulat has served as a member of the Board of Directors and as a member of the Audit Committee for Momenta Pharmaceuticals, Inc., a public biotechnology company, or Momenta. Since December 2008, Mr. Sulat has also served as the Chairman of Momenta's Board. From May 2005 to January 2009, Mr. Sulat served in several roles for Memory Pharmaceuticals Corp., a public biopharmaceutical company, or Memory. He served as Memory's President and Chief Executive Officer from May 2005 until February 2008, Chief Financial Officer from February 2008 to November 2008, and as a member of Memory's Board of Directors from May 2005 to January 2009. Since January 2005, Mr. Sulat has served on the Supervisory Board of Intercell AG or, its successor company, Valneva SE, both public European biotechnology companies. Mr. Sulat currently serves as Vice Chairman of Valneva's Supervisory Board and as Chairman of its Audit Committee. Mr. Sulat received his B.S. in Administrative Sciences from Yale University. He received his M.B.A. and his M.S. in Health Services Administration from Stanford University. The Board believes that Mr. Sulat's qualifications to sit on our Board include his strong executive experience and extensive financial accounting, corporate finance, operations and business development expertise garnered through his executive roles, as well as his board-level experience, at various public companies.

Required Vote

        Our directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE NOMINEES LISTED ABOVE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

        The Board has determined that, other than Mr. Heiden, each current director, and thus each nominee, other than Mr. Heiden, is "independent" as such term is defined in the listing standards of the NASDAQ Global Select Market, or NASDAQ. The Board has affirmatively determined that no independent director has any material relationship with us that would interfere with the exercise of his or her independent judgment.

BOARD LEADERSHIP STRUCTURE

        Our Board is led by an independent Chair, currently Mr. Santini, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas, and to determine the materials distributed to the Board. Prior to Mr. Santini's appointment in April 2014, Mr. Narachi served as the Chair of our Board since October 2009. During 2013, our Chief Executive Officer, Mr. Heiden, was and continues to be the only member of our Board who is not an independent director. Although we do not have a formal policy regarding whether the offices of Chair of the Board and Chief Executive Officer should be separate, our Board believes that the existing leadership structure, with the separation of the Chair of the Board and Chief Executive Officer roles, enhances the accountability of the Chief Executive Officer to the Board and strengthens the Board's independence from management. In addition, the Board believes that having an independent Chair of the Board creates an environment that is more conducive to the objective evaluation and oversight of management's performance, increasing management accountability and improving the ability of the Board to monitor whether management's actions are in the best interests of our stockholders. The Board also believes that an independent Chair of the Board helps to ensure that any potential strategic transactions involving the Company are evaluated independently of management's interest and in light of the best interests of our stockholders. Finally, separating these roles alleviates the administrative burden on our Chief Executive Officer and allows that person to focus his or her efforts on running our business and managing the Company in the best interests of our stockholders.

THE BOARD'S ROLE IN RISK OVERSIGHT

        The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing Board committees, which address risks inherent in their respective areas of oversight. The Board believes that risk can arise in any decision or action taken by the Company, whether strategic or operational. The Board, therefore, seeks to ensure that risk management principles are incorporated in all of the Company's management processes and in the responsibilities of its employees at every level. This comprehensive approach is reflected in the reporting processes by which our management provides timely and comprehensive information to the Board to support the Board's role in oversight, approval, and decision-making.

        The Board closely monitors the information it receives and/or requests from management and provides oversight and guidance to our senior management team concerning the assessment and management of risk. The Board approves the Company's high level goals, strategies, and policies to set the tone and direction for appropriate risk taking within the business. The Board and its committees then emphasize this tone and direction in its oversight of management's implementation of the Company's goals, strategies, and policies.

        Our senior executives regularly attend meetings of the Board and its committees and provide the Board and its committees with regular reports regarding the Company's operations, strategies, and objectives and the risks inherent within them. Board and committee meetings also provide a venue for directors to discuss issues with, request additional information from, and provide guidance to, senior management. The Board and its committees call special meetings and request information and reports from senior management when necessary to address specific issues. In addition, our directors have direct access to senior management to discuss any matters of interest, including those related to risk. Those members of management most knowledgeable of the issues regularly attend Board and committee meetings to provide additional insight into items being discussed, including risk exposures.

        The Board has delegated oversight for matters involving certain specific areas of risk exposure to its standing committees. The committees report to the Board at regularly scheduled Board meetings, as needed, and more frequently if appropriate, with respect to the matters and risks for which the committee provides oversight. Each committee, with the exception of the Transaction Committee, is also authorized and empowered to retain such independent advisors as the committee deems to be appropriate in order to discharge its responsibilities under such committee's charter, and such independent advisors attend committee meetings as appropriate. The committees of the Board execute their risk oversight responsibility for risk management as follows:

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  The Audit Committee oversees the integrity of our financial statements, reporting process and internal controls, the relationship with our independent registered public accounting firm, including its qualifications, independence and performance, and the Company's corporate finance matters, including its capital structure. The Audit Committee also provides oversight with respect to the Company's risk management process, discussing with management the Company's significant financial risk exposures, steps management has taken to monitor, control and report such exposures, and our policies with respect to risk assessment and risk management.

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  The Compensation Committee is responsible primarily for the design and oversight of the Company's executive compensation policies, plans and practices. A key objective of the Compensation Committee is to ensure that the Company's overall executive compensation program appropriately links pay to performance and aligns the interests of the Company's executives with our stockholders. The Compensation Committee also monitors the design and administration of the Company's overall incentive compensation programs to ensure that they include appropriate safeguards to avoid encouraging unnecessary or excessive risk taking by Company employees. Elements of our executive compensation program that mitigate excessive risk taking, such as our combination of short- and long-term incentives, are described below under "Compensation Discussion and Analysis."

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  The Nominating and Corporate Governance Committee oversees risks related to our corporate governance, including Board and director performance, director succession, director education and the review of the Company's Corporate Governance Guidelines and other governance documents. The Nominating and Corporate Governance Committee also oversees the Company's overall compliance program, with particular emphasis on the risks associated with our healthcare compliance program.

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  The Transaction Committee is responsible for overseeing risks related to our business development activities, including potential acquisition, in-license, merger and other strategic transactions.

        Periodically, our Board forms temporary committees to oversee, identify, evaluate or negotiate a specific issue or opportunity and to make recommendations to the full Board.

RISK CONSIDERATIONS IN OUR COMPENSATION POLICIES AND PRACTICES

        Our Compensation Committee believes that risks arising from our compensation policies and practices for our employees are not likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to take excessive risks. The considerations which led the Compensation Committee to these conclusions include the following:

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  We provide executives with a competitive base salary which we believe mitigates risk-taking behavior by providing reasonable predictability in the base level of income earned by each executive and alleviating pressure on executives to focus exclusively on stock price performance to the detriment of other important business metrics;

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  We utilize a mixture of compensation elements that is intended to be competitive to that offered to similarly-situated executives, with significant weighting towards long-term incentive compensation, which discourages short-term risk taking;

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  Our performance goals reflect a balanced mix of performance measures, including objective performance measures, to avoid excessive weight on a certain goal or performance measure and are intended to be challenging yet attainable, so that it is more likely than not that the executives will earn a substantial portion of their target bonus annually, which mitigates the potential that our executives will take excessive risks;

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  Short-term incentives in the form of annual performance bonus payouts are capped at 200% of the target amount (we have never exceeded 150% of the target amount), which the Compensation Committee believes mitigates the likelihood that our executives will take excessive risks;

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  Equity incentive awards are granted annually and generally vest annually over three to four years, discouraging excessive risk-taking as our executives generally have a significant amount of unvested awards that could decrease significantly in value if our business is not managed for the long-term;

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  In 2013, we awarded our executives performance-based RSU grants, which award our executives with RSUs based on the increase in our stock price over a three-year performance period; these awards are capped at a pre-set maximum (approximately 150% of target) to prevent excessive compensation even if our stock price dramatically increases, and the awards vest only at the end of the three-year performance period;

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  Compliance, ethical behavior and adherence to our corporate values and policies are integral factors considered in all performance assessments and serve to mitigate the potential that our executives will take excessive risks. The Board and the Compensation Committee retain discretion to adjust compensation based on both the quality of Company and individual performance and adherence to the Company's corporate governance and compliance programs, among other things;

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  To minimize the risk of certain transactions related to our securities, we have adopted policies prohibiting directors, officers and other employees from engaging in the following transactions with respect to securities of the Company: (a) selling short, (b) buying or selling puts or calls, (c) purchasing on margin or (d) pledging or creating any other encumbrance with respect to securities of the Company; and

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  We have a robust system of internal controls and a comprehensive compliance program, which includes extensive training of all employees, which we believe promotes a culture of ethical behavior and compliance, as well as an appropriate attitude toward minimizing risk-taking.

POLICY ON PLEDGING, HEDGING AND TRADING OF COMPANY STOCK

        Certain transactions in the Company's securities (such as purchases and sales of publicly traded put and call options and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Therefore, we have adopted policies prohibiting directors, officers and other employees from selling short, buying or selling puts or calls, purchasing on margin and pledging or creating any other encumbrance with respect to our securities.

MEETINGS OF THE BOARD OF DIRECTORS

        Our Board met thirteen times and acted by unanimous written consent six times during the year ended December 31, 2013. Each director participated in at least 75% of the aggregate number of meetings of the Board and of each committee of the Board on which he or she served during the portion of the last fiscal year for which such person was a director or committee member. It is our policy that our directors are expected to attend each annual meeting of stockholders. All of our then serving directors attended our Annual Meeting held on May 23, 2013.

        In addition, our independent directors meet regularly, and in any event at least twice a year, in executive session without the presence of our management.

COMMITTEES OF THE BOARD OF DIRECTORS

        Under our by-laws, our Board may designate committees comprised of members of the Board to exercise the power and authority of the Board in the management of the business and affairs of the Company, subject to limitations imposed by law. Our Board currently has the following standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Transaction Committee. The following table provides membership information for the current composition of these committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Transaction Committee
Barbara Deptula	—	X	—	X
William K. Heiden	—	—	—	—
Michael Narachi	—	X	X	X
Robert J. Perez	X	—	X*	—
Lesley Russell, MB.Ch.B., MRCP	X	—	—	X
Gino Santini	—	X*	—	X*
Davey S. Scoon	X*	—	X	—

*
Committee Chair

Audit Committee

        Our Board has a standing Audit Committee, currently composed of Messrs. Scoon (Chair) and Perez and Dr. Russell, each of whom is "independent" as such term is defined in the listing standards of the NASDAQ and applicable SEC rules. Based on Mr. Scoon's extensive financial and accounting experience gained through the various executive and board positions he has held over the past thirty years, including his tenure as Chief Financial Officer and/or Chief Administrative Officer of several companies, our Board has determined that Mr. Scoon qualifies as an "audit committee financial expert" as defined by SEC rules. The Board has also determined that Mr. Perez and Dr. Russell possess the requisite financial sophistication to qualify them for service on the Audit Committee in accordance with SEC rules. The current charter of the Audit Committee is available on our website at www.amagpharma.com, under the heading "Investors."

        Pursuant to its charter, the Audit Committee's general responsibilities include, among other things, the following:

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  Evaluating and selecting our independent registered public accounting firm;

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  Reviewing our audited and unaudited financial statements;

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  Reviewing and discussing the adequacy of our internal financial and accounting processes and internal control over financial reporting with management and our independent registered public accounting firm;

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  Supervising the relationship between the Company and our independent registered public accounting firm;

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  Reviewing and authorizing the scope of both audit and non-audit services and related fees;

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  Evaluating the independence of our independent registered public accounting firm;

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  Reviewing and approving related person transactions; and

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  To the extent deemed necessary by the Committee to carry out its duties, engaging and compensating independent counsel and other advisers to review any matter under its responsibility.

        The Audit Committee conducted seven formal meetings and acted by unanimous written consent twice during the year ended December 31, 2013. All members serving on the Audit Committee throughout 2013 were "independent" as such term is defined in the listing standards of the NASDAQ and applicable SEC rules.

Compensation Committee

        Our Board has a standing Compensation Committee, currently composed of Messrs. Santini (Chair) and Narachi and Ms. Deptula, each of whom is "independent" as such term is defined in the listing standards of the NASDAQ, is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and is an "outside director" as defined in Section 162(m) of the Internal Revenue Code, as amended, or the Code. The current charter of the Compensation Committee is available on our website at www.amagpharma.com, under the heading "Investors."

        Pursuant to its charter, as amended in June 2013, the Compensation Committee's general responsibilities include, among other things, the following:

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  The review, negotiation, authorization and approval of the recruitment, hiring and compensation for any of our executive officers and any other of our officers with a title of Senior Vice President or higher (so long as provided for in the Company's annual budget approved by the Board), including our Chief Executive Officer or President;

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  The review and recommendation to the full Board for approval of the compensation of any officer position with a title of Senior Vice President or higher which was not provided for in the Company's annual budget approved by the Board, each of which must be approved by all independent members of the Board;

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  Subject to the limitations described above, the Committee shall have the authority to exercise all rights, authority and functions of the Board under all of the Company's stock option, stock incentive, employee stock purchase and other equity-based plans, including the authority to interpret their terms, to grant options, and to make stock awards (provided, however, that, except as otherwise expressly authorized to do so by a plan or resolution of the Board, the Committee shall not be authorized to amend any such plan);

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  The review and recommendation to the full Board with respect to director compensation;

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  Oversight regarding the Company's public disclosure of director and executive compensation information; and

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  The engagement of compensation consultants and other advisers as it deems necessary or appropriate to carry out its responsibilities. The Committee assesses the independence and any potential conflicts of interest of compensation advisors in accordance with applicable law and NASDAQ listing standards.

        The Compensation Committee conducted three formal meetings and acted by unanimous written consent twice during the year ended December 31, 2013. All members serving on the Compensation Committee throughout 2013 were "independent" as such term is defined in the listing standards of the NASDAQ, "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" as defined in Section 162(m) of the Code.

Nominating and Corporate Governance Committee

        Our Board has established a standing Nominating and Corporate Governance Committee, which is currently composed of Messrs. Perez (Chair), Scoon and Narachi, each of whom is "independent" as such term is defined in the listing standards of the NASDAQ. The current charter for the Nominating and Corporate Governance Committee is available on our website at www.amagpharma.com, under the heading "Investors."

        Pursuant to its charter, the Nominating and Corporate Governance Committee's general responsibilities include, among other things, the following:

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  Assisting the Board in determining the desired experience, mix of skills and other criteria and qualities appropriate for Board membership;

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  Actively seeking individuals qualified to become members of the Board, consistent with criteria approved by the Board, and recommending director nominees for selection by the Board for nomination to fill expiring terms of directors at each annual meeting of stockholders;

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  Periodically reviewing and assessing the adequacy of the Corporate Governance Guidelines and recommending any modifications to the Corporate Governance Guidelines to the Board for approval;

  •
  Performing a self-evaluation by Board members and by members of the Committee from time to time to determine whether they are functioning effectively and to improve the performance of the Board and/or Committee as a whole;

  •
  Providing oversight of and guidance with respect to our internal compliance program; and

  •
  Retaining and terminating any search firm to be used to identify director candidates, including approving the search firm's fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

        The Nominating and Corporate Governance Committee conducted seven formal meetings during the year ended December 31, 2013. All members serving on the Nominating and Corporate Governance Committee throughout 2013 were "independent" as such term is defined in the listing standards of the NASDAQ.

        Although the Nominating and Corporate Governance Committee has not established specific minimum qualifications for nominees or specific qualities or skills for our directors to possess, our Corporate Governance Guidelines provide that the backgrounds and qualifications of the directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities. In addition, our Corporate Governance Guidelines set forth certain general criteria for nomination as a director, which are discussed in further detail under the heading "Nominees" above.

        As provided in the criteria set forth in our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee believes that the value of diversity on the Board should be considered as one of a number of factors that it takes into account in evaluating nominees and the Board as a whole. For this purpose the Nominating and Corporate Governance Committee evaluates diversity in terms of race, religion, national origin, gender, sexual orientation, and disability, as well as differences of viewpoint, professional experience, education, skill, and other individual qualities and attributes that contribute to heterogeneity on the Board.

        Our Corporate Governance Guidelines also provide that the re-nomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria set forth above. The Nominating and Corporate Governance Committee considers the existing directors' performance on our Board and its committees in making its nomination recommendations. In seeking candidates for directors, members of our Nominating and Corporate Governance Committee may use their business, professional and personal contacts, accept recommendations from other Board members, stockholders or management, or engage a professional search firm. In 2013, the Board retained Spencer Stuart to conduct a search to identify candidates to serve on the Board. This search resulted in the appointments of Ms. Deptula and Mr. Sulat to the Board in September 2013 and April 2014, respectively.

        Under its charter, in seeking candidates for directors, the Nominating and Corporate Governance Committee may accept recommendations from stockholders. In considering stockholder recommendations for nominees, the Nominating and Corporate Governance Committee may request additional information concerning the nominee or the applicable stockholder or stockholders. Stockholder recommendations will be considered using the same criteria as other candidates by the Nominating and Corporate Governance Committee, as discussed above under "Nominees." The foregoing applies only to recommendations. Actual nominations by stockholders or others, if and to the extent permitted, must be made in accordance with our by-laws and applicable state and federal laws. See the discussion below under "Stockholder Proposals."

        The nominations for the election of directors at the Annual Meeting contained in this Proxy Statement are based upon the unanimous recommendation of the Nominating and Corporate Governance Committee to the full Board in April 2014.

Transaction Committee

        Our Board has a standing Transaction Committee to oversee, advise and assist the Company's management with respect to the identification, evaluation, structuring, negotiation and execution of potential acquisition, in-license, merger and other strategic transactions involving the Company and to make recommendations with respect thereto to the full Board, and to undertake such other responsibilities as may be delegated to the Committee by the Board from time to time. The Transaction Committee is currently comprised of Messrs. Santini (Chair), Narachi, Dr. Russell and Ms. Deptula, each of whom is "independent" as such term is defined in the listing standards of the NASDAQ. The Transaction Committee conducted thirteen formal meetings during the year ended December 31, 2013.

 REPORT OF THE AUDIT COMMITTEE1

        The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2013 with management of the Company. The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committee, as adopted by the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of its examinations, its evaluation of our internal control over financial reporting, and the overall quality of our financial reporting. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee has discussed with PricewaterhouseCoopers LLP that firm's independence from management and the Company and considered the compatibility of the firm's provision of non-audit services with maintaining the firm's independence and found the provision of such services to be compatible with the firm's independence.

        Based on the reviews and discussions referred to above, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

        Respectfully Submitted by the Audit Committee of the Board of Directors of AMAG Pharmaceuticals, Inc.,

Davey S. Scoon, Chair Robert J. Perez Lesley Russell

1
The material in this report is not "soliciting material," is furnished to, but not deemed "filed" with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, other than the Company's Annual Report on Form 10-K, where it shall be deemed to be "furnished," whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

        Our Board believes it is important for stockholders to be able to send communications to our Board. Accordingly, any stockholder who desires to communicate with our directors, individually or as a group, may do so by e-mailing the party or parties to whom the communication is intended at contactus@amagpharma.com or by writing to the party or parties for whom the communication is intended, to our principal executive offices at 1100 Winter Street, Waltham, Massachusetts 02451, attention: Secretary. Our Secretary will then deliver any communication to the appropriate party or parties.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Our Compensation Committee is currently comprised of Messrs. Santini (Chair), Narachi and Ms. Deptula. From January through September 2013, the Compensation Committee consisted of Messrs. Santini (Chair), Perez and Narachi. No one who served as a member of the Compensation Committee during 2013 is or has been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related party. During the year ended December 31, 2013, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board or our Compensation Committee.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policies and Procedures and Transactions with Related Persons

        In accordance with its charter and the Company's written related person transactions policy, discussed below, the Audit Committee reviews, approves and ratifies any related person transaction and monitors compliance with and periodically reviews the related person transactions policy. The term "related person transaction" refers to any transaction required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K.

        In considering any related person transaction, the Audit Committee considers the facts and circumstances regarding such transaction, including, among other things, the amounts involved, the relationship of the related person (including those persons identified in the instructions to Item 404(a) of Regulation S-K) with our company and the terms that would be available in a similar transaction with an unaffiliated third-party. The Audit Committee also considers its fiduciary duties, our obligations under applicable securities law, including disclosure obligations and director independence rules, and other applicable law in evaluating any related person transaction. The Audit Committee reports its determination regarding any related person transaction to our full Board.

        In addition, our Board has adopted a written related person transactions policy, which provides that any related person transaction shall be consummated or shall continue only if:

  •
  The Audit Committee approves or ratifies such transaction in accordance with our related person transactions policy and if the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third person;

  •
  The transaction is approved by the majority of the disinterested members of the Board; or

  •
  If the transaction involves compensation, it is approved by the Compensation Committee or the Board.

        Under our related person transactions policy, transactions between a related person and the Company that are available to all employees generally and transactions with a related person in a given fiscal year that involve an aggregate of less than $10,000 must be reported to the Board but do not require approval. In addition, related person transactions should be submitted to the Audit Committee for approval or preliminarily entered into by management subject to ratification by the Audit Committee, provided, that, if such ratification shall not be forthcoming, management must make all reasonable efforts to cancel or annul such transaction. In determining whether to approve a related person transaction, consideration is given to whether approval thereof would affect the independent status of any current member of our Board. If approval of a transaction would cause less than a majority of our Board to be independent, such transaction will not be approved.

        No new potential related person transactions were brought to the attention of the Audit Committee for consideration in 2013.

CODE OF ETHICS

        Our Board has adopted a code of ethics that applies to our officers, directors and employees. We have posted the text of our code of ethics on our website at http://www.amagpharma.com in the "Investors" section. In addition, should any changes be made to our code of ethics, we intend to disclose within four business days, on our website (or in any other medium required by law or the NASDAQ): (a) the date and nature of any amendment to our code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (b) the nature of any waiver, including an implicit waiver, from a provision of our code of ethics that is granted to one of these specified officers, the name of such person who is granted the waiver, and the date of the waiver.

 DIRECTOR COMPENSATION

Overview

        We seek to attract exceptional talent to serve on the Board and, therefore, the Company's policy is to compensate directors competitively relative to comparable companies. In addition, our Corporate Governance Guidelines provide that directors should be incentivized to focus on long-term stockholder value. Accordingly, director compensation is comprised of a mix of cash and equity compensation. The Board believes that including equity as part of director compensation helps align the interests of directors with those of the Company's stockholders. The Board also believes that it is appropriate for the Chair of the Board and the Chair of each standing committee of the Board to receive additional compensation for the additional workload and time commitment required for Board members who serve in such capacities.

Non-Employee Director Compensation Policy

        Our Non-Employee Director Compensation Policy applies to each director of the Company who is not an employee or affiliate of the Company. Under its charter, the Compensation Committee is charged with periodically reviewing and making recommendations to the Board with respect to director compensation. In addition, our Corporate Governance Guidelines provide that the Compensation Committee shall, from time to time, present a report to the Board comparing the Company's director compensation to that of comparable peer companies.

        During 2011, in accordance with its charter and our Corporate Governance Guidelines, the Compensation Committee retained Frederic W. Cook & Co., Inc., an independent compensation consulting firm, or F.W. Cook, to review our then-current non-employee director compensation policy, compare it to the director compensation practices of companies similar to us, and provide any recommendations for changes. The peer group used by F.W. Cook in conducting its evaluation was comprised of 16 drug development companies similar in size, based on revenues and market capitalization, whose non-employee director compensation data were available in F.W. Cook's pre-existing compensation database.

        In December 2011, based primarily on the recommendations of the Compensation Committee and the F.W. Cook report, the Board amended our Non-Employee Director Compensation Policy, effective January 1, 2012, which remained in effect during 2013.

        The following is a summary of our Non-Employee Director Compensation Policy:

  Equity Grant Upon Initial Appointment or Election as a Director

        Each new non-employee director, on the date of his or her initial appointment or election to the Board, receives:

  •
  an appointment grant award of a non-qualified stock option to purchase 6,000 shares of the Company's common stock pursuant to the Company's Third Amended and Restated 2007 Equity Incentive Plan, or the 2007 Plan, such option to vest in equal monthly installments over a period of two years from the date of his or her election to the Board, provided such non-employee director continues to serve as a member of the Board; and

  •
  an equity grant of non-qualified stock options and RSUs on the date of his or her appointment or election as described below under the heading "Annual Equity Grant;" provided, that the amount of options and RSUs will be pro-rated based on the number of expected months of service before the next annual meeting of stockholders, and provided further that the awards will vest in equal monthly installments beginning on the first day of the first full month following appointment or election and continuing on the first day of each month thereafter through the first day of the month in which the next annual meeting of stockholders is to be held so long as the director continues to serve as a member of the Board.

  Annual Equity Grant

        At the first meeting of the Board following the annual meeting of stockholders, each non-employee director, other than the Chair, receives an equity grant comprised of (a) a non-qualified stock option to purchase 3,800 shares of the Company's common stock and (b) RSUs covering a total of 2,300 shares of the Company's common stock. The Chair of the Board, if he or she is also a non-employee director, receives an equity grant comprised of (a) a non-qualified stock option to purchase 7,600 shares of the Company's common stock and (b) RSUs covering 3,800 shares of the Company's common stock. These awards vest in twelve equal monthly installments beginning on the first day of the first full month following the annual meeting of stockholders and continuing on the first day of each of the following eleven months thereafter, so long as the director continues to serve as a member of the Board.

        The delivery of any vested shares of common stock underlying the foregoing RSUs are deferred until the earlier of (a) the third anniversary of the date of grant and (b) the date of the director's separation from service to the Company.

  Early Termination of Options or RSUs Upon Termination of Service

        If a non-employee director ceases to be a member of the Board for any reason, any then vested and unexercised options granted to such non-employee director may be exercised by the departing director (or, in the case of the director's death or disability, by the director's personal representative, or the director's survivors) within three years after the date the director ceases to be a member of the Board and in no event later than the expiration date of the option. In addition, all then vested and undelivered shares underlying any RSUs held by such director shall be delivered to him or her (or, in the case of the director's death or disability, by the director's personal representative, or the director's survivors) as of the date he or she ceases to be a member of the Board. If a non-employee director ceases to be a member of the Board for any reason or otherwise ceases to continue a business relationship with the Company, any unvested options and RSUs are immediately terminated and forfeited.

  Retainer Fees

        Each non-employee director, other than the Chair, receives an annual retainer fee of $30,000, payable in four equal quarterly installments. The Chair, provided that he or she is also a non-employee director, receives an annual retainer fee of $60,000, payable in four equal quarterly installments.

        Each member, other than the Chair, of each of the Board's standing committees, with the exception of the Transaction Committee, is paid an additional annual retainer fee in four equal quarterly installments as follows:

  •
  Audit Committee: $10,000 per year
  •
  Compensation Committee: $7,500 per year
  •
  Nominating and Corporate Governance Committee: $5,000 per year

        The Chair of each of the standing committees below is paid an additional annual retainer fee in four equal quarterly installments as follows:

  •
  Audit Committee: $20,000 per year
  •
  Compensation Committee: $15,000 per year
  •
  Nominating and Corporate Governance Committee: $10,000 per year

  Per Meeting Fees

        In addition to the retainer fees described above, each non-employee director will receive (a) a per meeting fee of $1,000 for each meeting of the full Board attended by such director, (b) a per meeting fee of $500 for each meeting of each standing Committee of the Board, with the exception of the Transaction Committee, attended by such director, (c) a per meeting fee of $1,000 for each meeting of the Transaction Committee attended by such director, other than the Chair of such Committee, and (d) a per meeting fee of $2,000 payable to the Chair of the Transaction Committee for each meeting of the Transaction Committee attended.

  Expenses

        Upon presentation of documentation of such expenses reasonably satisfactory to the Company, each non-employee director is reimbursed for his or her reasonable out-of-pocket business expenses incurred in connection with attending meetings of the Board, committees thereof or in connection with other Board-related business.

Indemnification and Insurance

        We also provide standard indemnification agreements and director and officer insurance for all directors.

Summary of Director Compensation for Fiscal 2013

        The following table summarizes the compensation paid to or earned by our non-employee directors during the year ended December 31, 2013.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Total ($)
Barbara Deptula(4)	15,875	42,815	81,685	140,375
Michael Narachi(5)	100,250	83,372	60,543	244,165
Robert J. Perez(6)	66,125	50,462	30,272	146,859
Lesley Russell, MB.Ch.B., MRCP(7)	69,500	50,462	30,272	150,234
Gino Santini(8)	79,250	50,462	30,272	159,984
Davey S. Scoon(9)	73,000	50,462	30,272	153,734
Joseph V. Bonventre, M.D., Ph.D.(10)	12,333	—	—	12,333
Rajiv De Silva(11)	16,667	—	—	16,667

(1)
Mr. Heiden, who is also our employee, received no additional compensation for his service on our Board and is therefore not included in this table.

(2)
Represents the aggregate dollar amount of 2013 fees earned or paid in cash for services as a director, including annual retainer fees, committee fees and per meeting fees.

(3)
Amounts shown do not reflect compensation actually received by the listed directors but represent the aggregate grant date fair value of stock awards, which consist of RSUs and stock option awards granted to our non-employee directors calculated in accordance with current accounting guidance for stock-based compensation, disregarding adjustments for forfeiture assumptions. The assumptions used to value the stock option awards are set forth in Note L to our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 10, 2014. The reported value of the RSUs awarded in 2013 was calculated by multiplying the closing market price of a share of our common stock on the grant date by the number of RSUs granted.

(4)
Ms. Deptula was appointed to the Board in September 2013 and was appointed to serve as a member of the Compensation Committee and the Transaction Committee. As of December 31, 2013, Ms. Deptula held outstanding stock options to purchase 3,030 shares and RSUs covering 1,078 shares of our common stock.

(5)
Mr. Narachi was the Chair of the Board and a member of the Compensation Committee and Transaction Committee throughout 2013. In addition, Mr. Narachi was appointed to serve as a member of the Nominating and Corporate Governance Committee in September 2013. As of December 31, 2013, Mr. Narachi held outstanding stock options to purchase 52,735 shares and RSUs covering 10,450 shares of our common stock.

(6)
Mr. Perez was the Chair of the Nominating and Corporate Governance Committee throughout 2013 and a member of the Audit Committee since May 2013. In addition, Mr. Perez served as a member of the Compensation Committee until September 2013. As of December 31, 2013, Mr. Perez held outstanding stock options to purchase 25,450 shares and RSUs covering 5,925 shares of our common stock.

(7)
Dr. Russell was a member of the Audit Committee and the Transaction Committee throughout 2013. As of December 31, 2013, Dr. Russell held outstanding stock options to purchase 17,583 shares and RSUs covering 5,925 shares of our common stock.

(8)
Mr. Santini was the Chair of the Compensation Committee and the Chair of the Transaction Committee throughout 2013. In addition, Mr. Santini served as a member of the Nominating and Corporate Governance Committee from May 2013 until September 2013. As of December 31, 2013, Mr. Santini held outstanding stock options to purchase 13,349 shares and RSUs covering 4,500 shares of our common stock.

(9)
Mr. Scoon was the Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee throughout 2013. As of December 31, 2013, Mr. Scoon held outstanding stock options to purchase 29,794 shares and RSUs covering 5,925 shares of our common stock.

(10)
Dr. Bonventre did not stand for re-election at our 2013 annual meeting of stockholders. Amount reflects fees earned by Dr. Bonventre during 2013 as a member of the Board and as a member of the Nominating and Corporate Governance Committee prior to the 2013 annual meeting of stockholders. As of December 31, 2013, Dr. Bonventre had 26,600 outstanding stock options and no outstanding RSUs.

(11)
Mr. De Silva did not stand for re-election at our 2013 annual meeting of stockholders. Amount reflects fees earned by Mr. De Silva during 2013 as a member of the Board and as a member of the Audit Committee prior to the 2013 annual meeting of stockholders. As of December 31, 2013, Mr. De Silva had no outstanding stock options or RSUs.

Stock Ownership Guidelines

        The Board believes that it is important that directors be incentivized to focus on long-term stockholder value to ensure that the Board's interests are aligned with those of our stockholders. Accordingly, in August 2010, the Board adopted stock ownership guidelines to further align the interests of our non-employee directors with the interests of our stockholders and to promote the Company's commitment to sound corporate governance.

        Our Non-Employee Director Stock Ownership Guidelines require all non-employee directors to hold shares of our common stock with a value equal to three times the amount of the base annual retainer fee paid to non-employee directors for service on the Board, excluding additional committee retainer and meeting fees, if any. This ownership guideline is initially calculated using the base annual retainer fee for service as a non-employee director as of the date the person first became subject to the guidelines as a non-employee director. These ownership guidelines were re-calculated based on the applicable annual non-employee director retainer fees as of the date of the Company's 2013 Annual Meeting of Stockholders and will be re-calculated on the date of the annual meeting of stockholders each third year thereafter, and will be based on the applicable annual Board retainer fee in effect on such calculation date.

        Non-employee directors are required to achieve the applicable level of ownership within five years of the later of the date the guidelines were adopted and the date the person first became a non-employee member of the Board. In the event that a non-employee director does not meet the foregoing stock ownership guidelines, such non-employee director is prohibited from selling any stock acquired through vesting of RSUs or similar full-value awards or upon the exercise of stock options, except to pay for applicable taxes or the exercise price, and must use the entire net after tax amount of his or her base annual retainer fee, excluding additional committee retainer and meeting fees, if any, to purchase shares of Company common stock until the director satisfies the requirements.

        Shares that count toward satisfaction of the guidelines include shares owned outright by the director or his or her immediate family members residing in the same household and shares held in trust for the benefit of the director or his or her family. Unexercised and/or unvested equity awards do not count toward satisfaction of the guidelines.

        The value of a share will be measured on the date of the Company's annual meeting each year as the greater of (a) the average closing price over the 12 months preceding the date of calculation or (b) the purchase price actually paid by the person for such share of the Company's stock. The purchase price for shares acquired pursuant to RSUs and other similar full value awards is zero.

        Our Non-Employee Director Stock Ownership Guidelines may be waived, at the discretion of the Nominating and Corporate Governance Committee, for directors joining the Board from government, academia, or similar professions. The guidelines may also be waived at the discretion of the Nominating and Corporate Governance Committee if compliance would create undue hardship or prevent a director from complying with a court order, as in the case of a divorce settlement. It is expected that these instances will be rare.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Exchange Act, we are conducting a stockholder advisory vote on the compensation paid to our named executive officers. This proposal, commonly known as "say-on-pay," gives our stockholders the opportunity to express their views on our named executive officers' compensation. The vote is advisory, and, therefore, it is not binding on the Board, the Compensation Committee, or the Company. Nevertheless, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We currently intend to conduct this advisory vote annually.

        As described in detail in the "Compensation Discussion and Analysis" section of this Proxy Statement, our executive compensation program is designed to attract, motivate and retain our named executive officers who are critical to our success. Our Board believes that our executive compensation program is well tailored to retain and motivate key executives while recognizing the need to align our executive compensation program with the interests of our stockholders and our "pay-for-performance" philosophy. We encourage our stockholders to read the "Compensation Discussion and Analysis" section as well as the "Summary Compensation Table for the 2013, 2012 and 2011 Fiscal Years" table below and other related compensation tables and narrative disclosures, which describe our executive compensation philosophy, programs, and practices and the 2013 compensation of our named executive officers.

        We are asking our stockholders to indicate their support for the compensation of our named executive officers as described herein. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation philosophy, programs, and practices as described in this Proxy Statement.

        Accordingly, we ask our stockholders to vote "FOR" the approval, on an advisory basis, of the compensation of our named executive officers, as described in this Proxy Statement.

Required Vote

        Advisory approval of this proposal requires the affirmative vote of the holders of a majority of shares of common stock present or represented and voting at the Annual Meeting. The say-on-pay vote is advisory, and therefore not binding on our Board, the Compensation Committee or the Company. However, our Board and our Compensation Committee value the opinions of our stockholders, and to the extent there is a significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our stockholders' concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
APPROVAL OF, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS.

 EXECUTIVE OFFICERS AND COMPENSATION

        Set forth below is a description of our current executive officers and of compensation received by our named executive officers for the year ended December 31, 2013.

EXECUTIVE OFFICERS

        Please refer to "Proposal 1: Election of Directors" for Mr. Heiden's biography.

        Steve Caffé, M.D., age 54, joined us in June 2013 as our Senior Vice President and Chief Development and Regulatory Officer. Dr. Caffé brings 20 years of experience in global biopharmaceuticals development and regulatory approvals. Prior to joining us, he served as Senior Vice President of Global Regulatory Affairs and Patient Safety at MedImmune, LLC, a biotechnology company and subsidiary of AstraZeneca Plc, its public parent company, from April 2011 to June 2013. Dr. Caffé has broad-based industry experience across several therapeutic areas and in the development of biopharmaceuticals and medical devices. From 1992 to 2010 Dr. Caffé assumed roles of increasing responsibility at major pharmaceutical companies, including Baxter International, a public global healthcare company, from January 2006 to December 2010, Sanofi-Aventis, a global healthcare company, from 2001 to 2006 and Merck & Co., a public pharmaceutical company, from 1992 to 2001. Dr. Caffé received his medical degree from the Faculté de Médecine Saint-Antoine, Université Pierre et Marie Curie (Paris VI), completed his internship and residency, and practiced medicine at the academic hospitals of the Assistance Publique de Paris with a focus on emergency and intensive care.

        Scott A. Holmes, age 39, joined us in September 2011 as our Vice President of Finance and Controller. He became our Chief Accounting Officer in December 2011 and our Principal Financial Officer and Treasurer in March 2012. Prior to joining us, Mr. Holmes served as Vice President of Finance and Treasurer of Molecular Biometrics, Inc., a commercial stage medical diagnostics company, from June 2010 to September 2011. From August 2009 to May 2010, Mr. Holmes was Vice President of Finance and Administration at On-Q-ity Inc., an oncology diagnostics company. He served as a consultant with Altman & Company, a financial consulting firm, from January 2009 to August 2009. From October 2003 to January 2009, Mr. Holmes served as Vice President of Finance and Administration and Treasurer at Dynogen Pharmaceuticals, Inc., a private pharmaceutical company. He also served as the Controller at Keryx Biopharmaceuticals, Inc., a public biopharmaceutical company, from November 2001 to October 2003. Mr. Holmes began his career at Ernst & Young, LLP, where he served a variety of clients in mergers and acquisitions and audit practices from 1996 to 2001. Mr. Holmes holds a B.A. in History from Middlebury College and a dual M.S./M.B.A. degree from Northeastern University Graduate School of Business Administration.

        Edward P. Jordan, age 46, joined us in February 2014 as Senior Vice President of Sales and Marketing. Mr. Jordan brings to the Company more than 20 years of experience in U.S. and international pharmaceutical sales and marketing operations. Prior to joining us, Mr. Jordan served from January 2010 to February 2014 in various positions of increasing responsibility, most recently as head of sales, marketing, training and operations of the women's health division at Teva Pharmaceuticals USA, Inc., a wholly-owned subsidiary of Teva Pharmaceuticals Industries, Ltd, a public pharmaceuticals company, or Teva. From April 1999 to January 2010, Mr. Jordan held various leadership roles of increasing responsibility at Schering-Plough Corporation (now Merck & Co.), including most recently as the National Sales Director for Woman's Healthcare. Mr. Jordan holds a B.S. in Finance and Insurance from The University of Rhode Island and an M.B.A. from Southern New Hampshire University.

        Frank E. Thomas, age 44, joined us in August 2011 as our Executive Vice President, Chief Financial Officer and Treasurer and currently serves as Executive Vice President and Chief Operating Officer. From November 2011 to May 2012, he also served as our Interim President and Chief Executive Officer. Prior to joining us, he served as Senior Vice President, Chief Operating Officer and

Chief Financial Officer for Molecular Biometrics, Inc., or Molecular Biometrics, a commercial stage medical diagnostics company, from October 2008 to July 2011. Prior to Molecular Biometrics, Mr. Thomas spent four years at Critical Therapeutics, Inc., or Critical Therapeutics, a public biopharmaceutical company, from April 2004 to March 2008, where he was promoted to President in June 2006 and Chief Executive Officer in December 2006 from the position of Senior Vice President and Chief Financial Officer. He also served on the Board of Directors of Critical Therapeutics from 2006 to 2008. Prior to 2004, Mr. Thomas served as the Chief Financial Officer and Vice President of Finance and Investor Relations at Esperion Therapeutics, Inc., a biopharmaceutical company. Since 2007, he has been a member of the Board of Directors of the Massachusetts Biotechnology Council. Mr. Thomas holds a B.B.A. from the University of Michigan, Ann Arbor.

        Scott B. Townsend, age 47, joined us in August 2012 as our Senior Vice President of Legal Affairs, General Counsel and Secretary. In December 2009, Mr. Townsend founded External GC Law Group where he provided legal advice to a variety of public and privately held life science companies, including biopharmaceutical and medical device companies, until August 2012. From October 2008 to June 2009, he served as Executive Vice President of Legal Affairs, General Counsel and Secretary for Cornerstone Therapeutics Inc., a public specialty pharmaceutical company. From August 2004 to October 2008, Mr. Townsend served as Senior Vice President, General Counsel and Secretary for Critical Therapeutics, a public biopharmaceutical company. From August 2000 to August 2004, he was a junior partner in the corporate department at Hale and Dorr LLP, now Wilmer Cutler Pickering Hale and Dorr LLP. Prior to joining Hale and Dorr LLP, Mr. Townsend served as a corporate lawyer at Goodwin Procter LLP in Boston, MA from September 1997 to July 1999 and Kilpatrick Stockton LLP in North Carolina from July 1999 to July 2000. Mr. Townsend received his A.B. from Bowdoin College with a double-major in Economics and Government and Legal Studies and his J.D. from The University of Virginia School of Law.

        Christopher G. White, age 52, joined us in September 2007 as our Vice President of Business Development and Corporate Planning. Mr. White was promoted to Senior Vice President of Business Development and Corporate Planning in May 2008 and to Senior Vice President and Chief Business Officer in November 2011. From 2005 through 2007, Mr. White was a Partner in the Pharmaceutical and Medical Products Practice at Accenture, Plc, or Accenture, a public management consulting company. Prior to Accenture, he was a Vice President and Partner in the Pharmaceuticals and Healthcare Practice at A.T. Kearney, Inc. from April 1998 to June 2005. From 1984 to 1998, Mr. White held positions of increasing responsibility at DuPont Pharmaceuticals Company, Merck & Co. Inc. and Arthur D. Little. Mr. White holds a B.S. in Chemical Engineering from Tufts University and an M.B.A. from Columbia University.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

  Overview

        Our Compensation Committee believes that our executive compensation program is appropriately designed and balanced in that it both encourages our executive officers to work for our long-term prosperity and reflects a pay-for-performance philosophy, without encouraging our employees to assume excessive risks.

        The current members of our Compensation Committee are Gino Santini (Chair), Michael Narachi and Barbara Deptula. The Board has determined that each member of the Compensation Committee who serves or served on the Committee during 2013 is "independent" as such term is defined in the listing standards of the NASDAQ, is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and is an "outside director" as defined in Section 162(m) of the Code.

  2013 Advisory Vote on Executive Compensation

        At our 2013 Annual Meeting of Stockholders, we held our third advisory vote on executive compensation. Approximately 99% of the votes cast on the proposal were in favor of our named executive officer compensation as disclosed in our proxy statement for the 2013 meeting, and as a result our named executive officer compensation was approved by our stockholders on an advisory basis. This represents an increase in favorable stockholder votes from 88% in 2012 and 93% in 2011. Our Compensation Committee reviewed the final vote results and determined that, given the significant level of support, no material changes to our executive compensation policies and programs were necessary at that time.

  Important Features of Our Compensation Program

        Our compensation program is administered under a rigorous process which includes the solicitation by the Compensation Committee of advice of an independent third-party consultant (which reports directly to the Compensation Committee, not to the Company) and long-standing, consistently applied practices with respect to the timing of equity grants, the pricing of stock options and the periodic review of peer group practices.

        Other important features of our compensation program include:

  •
  In line with our pay-for-performance philosophy, we offer employment agreements that do not contain multi-year guarantees for salary increases, or non-performance-based guaranteed bonuses or equity compensation.

  •
  In accordance with our pay-for-performance philosophy, base salary is the only component of our executive officers' total compensation that is "fixed" and all other components of our executive officers' compensation are performance-based and variable or "at risk." The amount of each executive officer's annual bonus is based primarily, or in the case of Mr. Heiden, entirely, on pre-established company performance goals. Further, the actual economic value of the long-term incentives granted to our executive officers in the form of equity awards depends directly on the performance of our stock price over the period during which the awards vest and, with respect to stock options, could be as little as zero if our stock price is less than the exercise price of such stock options at the time of vesting. We also make a 401(k) plan contribution for our executive officers that is consistent with the contribution we make for all employees who participate in our 401(k) plan.

  •
  In order to provide long-term incentives for our executive officers to continue their employment with us, equity awards generally vest over three or four years and our Compensation Committee typically applies an annual, or a combination of annual and quarterly, vesting schedule to such awards granted to our executive officers. In certain instances the Board and Compensation Committee believe it is appropriate to grant certain executive officers equity awards with performance or market condition-based vesting provisions to further align the interests of such executives with those of our stockholders. For example, in 2013, our executives were awarded a performance-based RSU grant that only vests, if at all, at the end of a three-year performance period.

  •
  Effective February 2014, neither cash benefits nor acceleration of equity awards are provided to our executive officers in the event of a change of control of the Company unless there is also a termination of service (or the executive officer resigns for good reason) within one year from the date a change of control of the Company occurs (in February 2014, we entered into new employment agreements with our executive officers, which eliminated the single trigger acceleration of 50% of unvested equity awards upon the consummation of a change of control, which was in place during 2013).

  •
  We do not provide any tax gross-up benefits for excise taxes associated with change in control compensation, or otherwise, nor do we provide any executive fringe benefits, such as access to personal security, private airplanes, financial planning advice, tax preparation services, car allowance, club memberships or similar benefits.

  •
  We review the external marketplace and make internal comparisons among the executive officers when making compensation determinations. For 2013 executive compensation, the Compensation Committee, with advice from Radford, evaluated our executive compensation based on a balanced review of public data from selected peer group companies as well as published survey data from the Radford Global Life Sciences Survey for public biopharmaceutical companies of similar size (between 100 and 300 employees), or, together, "Radford's market compensation data," as described further under "Independent Compensation Consultants." Based on such data, the Compensation Committee benchmarked base salaries at the 50th percentile of Radford's market compensation data, plus or minus 10%, and total target cash at the 50th percentile of Radford's market compensation data, plus or minus 15%. Long-term equity incentives were based on the 50th percentile of Radford's market compensation data, plus or minus 30%. In addition, in 2013, the Compensation Committee introduced performance-based RSU grants that offer the potential for executives to earn up to the 75th percentile of Radford's market compensation data, depending on the stock price performance over a three year period, as described below under "2013 Equity Awards."

  Aligning Compensation with Our Performance

        One of the key factors the Compensation Committee takes into account when approving compensation plans and programs for our executive officers is alignment with the Company's performance. To that end, we have structured our short-term and long-term incentives for our executive officers so that they reward achievement of key performance metrics that help realize our strategic goals and objectives. We believe that doing so will ultimately result in long-term stock price appreciation for our stockholders.

        Our executive compensation program has consistently and meaningfully been focused on pay-for-performance principles, and has included payouts above or below target under our annual incentive plan when the Company's performance was above or below expectations.

Executive Compensation Philosophy

        The following is a summary of our overall executive compensation philosophy, as approved by our Compensation Committee and our Board.

  Objectives of Our Executive Compensation Program

        Our key executive compensation objectives are to attract and retain the highest quality executive talent, motivate executives by aligning their short- and long-term interests with those of our stockholders, and reward short- and long-term individual and company performance. We use the following principles to guide our decisions regarding executive compensation:

        External Competitiveness.    We strive to ensure that our executives' total compensation levels are competitive with peer companies so that we can attract and retain high performing key executive talent. Given the highly competitive landscape for top talent and our relative position to compete for that talent, we recognize that it may, in some instances, be necessary to pay above market rates to attract critical talent.

        To ensure that our executives' total compensation levels are competitive, our Compensation Committee, in consultation with its independent advisors and our senior management, periodically reviews the compensation policies and practices of other companies in our peer group, which we define to include companies with the following characteristics:

  •
  Publicly-traded;

  •
  Primary operations in the biotechnology/pharmaceuticals industries;

  •
  Similar market capitalization;

  •
  Similar stage of development;

  •
  Similar amount of product revenue;

  •
  Similar risk profile; and

  •
  Similar number of employees.

        The Compensation Committee also periodically reviews the composition of the peer group itself, in consultation with its independent advisors and senior management, to ensure that the peer group continues to accurately reflect comparable companies as our business evolves.

        Internal Parity.    To the extent practicable, base salary levels and short- and long-term incentive target levels for similarly-situated executives within the Company should be comparable to avoid divisiveness and encourage teamwork, collaboration, and a cooperative working environment.

        Pay-for-Performance.    Total compensation should reflect a "pay-for-performance" philosophy such that a substantial portion of executive compensation should include short- and long-term incentive awards that are tied to the achievement of the short- and long-term performance objectives of both the Company and the individual.

        Alignment with Stockholders' Interests.    Total compensation levels should include a component that reflects relative stockholder returns and the Company's overall performance through the use of equity-based awards.

        Simplicity and Flexibility.    Our executive compensation program should be straightforward and easy to understand for both our employees and stockholders. The compensation program should also be sufficiently flexible to be able to adapt to rapid changes in the competitive environment for executives in the biotechnology and pharmaceuticals sectors.

        Avoidance of Excessive Perquisites.    Although we will consider certain perquisites that are common and appropriate for similarly-situated executives of public companies, as a general matter, we intend to avoid the payment of excessive, unusual, or unnecessary perquisites to executives.

  Elements of Our Executive Compensation Program

        Consistent with our executive compensation objectives, we have developed an executive compensation program consisting of the following elements:

  •
  Base Salary;

  •
  Short-term incentives in the form of annual cash bonus opportunities;

  •
  Long-term incentives in the form of equity-based awards (stock options and RSUs); and

  •
  Benefits.

        To further our guiding compensation principles, the relative mix of the foregoing components of each executive's total potential compensation should be weighted more toward short- and long-term incentive compensation. In addition, the value of such variable compensation is generally weighted more heavily toward long- than short-term incentives to ensure the interests of the executives are more closely aligned with those of our stockholders.

        In determining the appropriate level of each element of total executive compensation, we seek to accomplish the goals set out below.

        Base salary.    Base salary levels are generally designed to provide fixed annual cash compensation that are competitive with base salary levels provided to executives of similar position, responsibility, experience, qualifications, and performance, to the extent such comparable positions exist, to (a) allow us to recruit and retain the best qualified executives in a very competitive market for talent in the biotechnology and pharmaceuticals sectors, and (b) provide executives with reasonable predictability regarding their basic annual standard of living. Base salaries of executives are reviewed annually as part of our annual review process both in light of the executive's individual performance and the Company's performance during the year and the then current competitive conditions. We believe that it is appropriate during most years to provide an upward adjustment to executive salaries if the executive's performance warrants such adjustment, our financial condition permits, and/or in order to adhere to our executive compensation philosophy of maintaining base salary levels near the 50th percentile as compared to our peers.

        Short-term incentives.    Short-term incentives in the form of an annual cash bonus opportunity are intended to provide motivation for executives to achieve both the Company's annual operating goals and the individual's annual performance goals. The target amount for the annual bonus opportunity is generally established at the outset of the fiscal year or in the executive officer's employment agreement and is generally based on a percentage of the executive's base salary that is intended to be competitive with that offered to similarly-situated executives, to the extent such comparable positions exist. The actual amount paid for short-term incentives is generally based on a combination of company and individual performance with higher weighting to company performance as an executive's level of responsibility increases to reflect the executive's ability to influence overall company performance. In addition, the Compensation Committee has the flexibility to award additional discretionary bonuses to recognize and reward outstanding individual performance in excess of measurable performance objectives or to decrease the size of an executive officer's bonus based on individual performance in a given year.

        Long-term incentives.    Long-term incentives in the form of annual equity-based awards are intended to align the interests of executives with those of our stockholders and to provide executives with a continuing ownership stake in our long-term success. The amount of a new hire and an annual equity-based award should be competitive to that offered to similarly-situated executives, to the extent such comparable positions exist, and total executive compensation should be more heavily weighted toward long-term incentive compensation to ensure that the interests of our executives are aligned with those of our stockholders. In addition, the Compensation Committee and the Board believe that the proportion of total at risk compensation should rise as an executive's level of responsibility increases because of the executive's increased ability to influence overall company performance. Equity-based awards are generally subject to three to four-year annual vesting, or in some cases quarterly vesting after the first year, to promote retention and align the executive's long-term interests with those of our stockholders. In certain instances it is appropriate to grant to certain executive officers equity awards with performance or market condition-based vesting provisions to further align the interests of such executives with those of our stockholders. As a general rule, equity awards to executive officers are reviewed by the Compensation Committee once per year in connection with our annual performance review process.

        Benefits.    We seek to provide an overall benefits package that is intended to be competitive to that offered by companies similar to us to ensure that we do not lose talented candidates or employees as a result of an inferior benefits package.

Executive Compensation Decisions and Processes

  General

        The Compensation Committee typically meets at least three times per year and more frequently as necessary. The Compensation Committee met three times and acted by unanimous written consent two times during 2013. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in close consultation with our chief executive officer, chief operating officer, senior vice president of human resources, general counsel, and other executives who may have input on a given agenda item. From time to time, various members of management as well as outside advisors and consultants may be invited to make presentations, to provide background information or advice, or to otherwise participate in a given meeting; however, the Compensation Committee meets regularly in executive session. Our chief executive officer is often present and actively participates in discussions and deliberations regarding the compensation of our executive officers. However, our chief executive officer is not permitted to be present or participate in discussions or deliberations regarding his own compensation, performance, or objectives.

  Establishing Annual Performance Goals

        At the beginning of each year, the Board establishes goals against which it will evaluate the Company's performance at the end of the year for purposes of making executive compensation decisions, based upon the recommendation of the Compensation Committee. The Compensation Committee develops these goals in consultation with senior management, and endeavors to make the goals consistent with the Company's financial plan and operating budget for the year, with the expectation that the Company will achieve its baseline goals for the year and that scoring of the goals at the end of the year will likely yield a bonus payout at or about the target amount. The weight given to the various Company goals is based on the Compensation Committee's and the Board's subjective determination of the Company's relative strategic and operating priorities for the upcoming fiscal year. Whenever possible, the Compensation Committee attempts to develop quantitative measures of performance to provide clarity throughout the year about how the Company is progressing against its goals.

        In addition, our chief executive officer works with each executive officer to establish his or her individual annual performance goals and objectives. Individual executive performance goals are not established or scored based on a mathematical calculation (other than our chief executive officer whose bonus is determined by the Company's performance score), in contrast to the manner in which the overall Company performance goals are established and scored. Rather, individual executive performance goals are established in a manner that allows for more qualitative and subjective assessment. Accordingly, each specific goal established for our executive officers is not scored on an individual basis, but rather, our chief executive officer evaluates the executive's overall achievement of his or her performance goals as well as his or her contributions to the Company's corporate goals and recommends a bonus amount based on the executive's target bonus for each executive officer to the Compensation Committee. The Compensation Committee believes that our chief executive officer is in the best position to evaluate the performance of the executives, other than himself, and the Compensation Committee believes that substantial deference to our chief executive officer's evaluation of such executives and his related recommendations are generally appropriate.

  Annual Executive Compensation Decision-Making Processes

        The Compensation Committee conducts an annual review of the performance and compensation of each of our executive officers, including our chief executive officer. This review is typically conducted over a series of Compensation Committee meetings toward the end and just after the end of the completed fiscal year and is intended to coincide with the Company's annual company-wide performance review process.

        As discussed in further detail under "Executive Compensation Decisions and Processes—Goals" below, our chief executive officer and certain members of the senior management typically report to the Compensation Committee and the Board on the Company's overall performance on a regular basis throughout the year. At the end of the year, our chief executive officer and certain members of the senior management team present the Compensation Committee with a proposed score based on the Company's actual performance as calculated against the performance goals and targets established by the Compensation Committee and the Board at the outset of the year. Because the Company's overall performance goals allow for some amount of subjective and qualitative assessment, there are typically a series of meetings and discussions among senior management, the Compensation Committee and the Board as to the exact and appropriate scoring of the Company's performance against the goals established by the Board at the outset of the year. At the conclusion of the foregoing discussions, the Compensation Committee exercises its discretion to determine a final Company performance score for the completed fiscal year.

        The Company's overall performance score is used to determine the size of the company-wide bonus pool available. In addition, the Company's annual performance score determines the chief executive officer's bonus for the year. For other executive officers, the Compensation Committee reviews each individual executive's contribution and performance against the Company's corporate goals, as well as performance against any individual goals that may have been established, to determine his or her bonus for the year as discussed under "Establishing Annual Performance Goals" above. In February 2014, the Compensation Committee formally adopted a policy that provides that no bonus awards will be issued in excess of 200% of the executive's target bonus.

        As noted above, the Compensation Committee generally gives substantial weight to our chief executive officer's views because he is in the best position to evaluate the performance of and determine the appropriate level at which each of the Company's executive officers should be compensated for past performance and to ensure that they remain incentivized and engaged. Given our pay-for-performance principles, the Compensation Committee determines each executive officer's final bonus amount by weighing the corporate score against each executive's performance during the applicable year. The Compensation Committee generally assigns the corporate score a weight of either 80% or 70%, as applicable to each executive officer. Notwithstanding this framework, the Compensation Committee may, in its discretion, increase or decrease an executive's bonus based on its assessment of his or her performance contribution or potential.

        With respect to our chief executive officer, he generally reports to the Compensation Committee and the Board on his performance for the completed fiscal year and they provide him feedback regarding that performance. The Compensation Committee generally considers all of the foregoing and makes a determination as to the appropriate level of base salary, bonus and equity awards. Given that our chief executive officer has ultimate operational responsibility for the overall performance of the Company, the Compensation Committee and the Board believe that his individual annual performance goals and the Company's overall annual performance goals should be the same and, therefore, that his bonus is entirely based on the Company's overall performance score.

        Generally, at or around the time the Compensation Committee reviews and approves the bonus amount for the executives for the completed fiscal year, it also reviews the salary level of each executive and determines the amount of the annual equity grant to each executive for the then current fiscal year. In accordance with our executive compensation philosophy, the Compensation Committee seeks to ensure that each executive's salary and the value of the annual equity grant to each executive are competitive with that of similarly situated executives, to the extent such comparable positions exist.

  Independent Compensation Consultants

        Under its charter, the Compensation Committee is authorized to engage such independent advisors as it deems necessary or appropriate to carry out its responsibilities. The Compensation Committee generally intends to conduct a thorough independent review of the Company's overall executive compensation practices relative to its peer group, as well as the composition of the peer group itself, as frequently as every year, or as needed. In late 2012, the Compensation Committee interviewed, evaluated and discussed potential executive compensation consultants. In its evaluation of prospective executive compensation advisors, the Compensation Committee considered factors such as reputation, size, depth of experience in advising public life sciences companies, client referrals and geographic scope of operations. Following a thorough review process, the Compensation Committee determined that Radford, an Aon Hewitt Company, or Radford, best met the foregoing criteria and in October 2012, the Compensation Committee retained Radford to recommend changes for 2013, as discussed below. In addition, Radford was engaged to provide ad hoc general compensation consulting and advisory services to the Compensation Committee, including, but not limited to, executive and equity compensation and incentive design. The Compensation Committee has assessed the independence of Radford pursuant to Nasdaq and SEC rules and concluded that no conflict of interest exists that would prevent Radford from serving as an independent consultant to the Compensation Committee. In addition, in 2013, with the prior approval of the Compensation Committee Chair, the Company retained Radford to review the salary structure, bonus and equity guidelines for non-executive employees of the Company. The Company paid Radford $40,000 for this consulting project.

        In December 2012, Radford provided the Compensation Committee with a report in which Radford compared the overall compensation then provided by the Company to each of its executive officers, including annual salary, annual bonus opportunity, and annual equity grants against publicly available compensation information from twenty peer companies, described below, identified in consultation with senior management and the Compensation Committee, or the Radford Report. The peer group companies were selected primarily on the basis of industry and in some cases the therapeutic area of focus, market capitalization, stage of development, annual revenue and number of employees. In addition to publicly available proxy data from the selected peer group companies, Radford utilized Radford's market compensation data.

        With input from senior management, the Compensation Committee discussed, reviewed and approved the following criteria, which Radford then used to develop a proposed updated peer group for purposes of the Compensation Committee's 2013 evaluation of the Company's executive compensation practices:

  •
  20 publicly-traded U.S. companies to ensure a meaningful market sample;

  •
  Companies with reasonable financial health and current with their SEC filings;

  •
  Similarity in business model, industry, complexity, and size;

  •
  Market capitalization (between $200 million and $980 million);

  •
  Commercial stage companies with at least one approved drug product;

  •
  Similar annual revenue (between $26 million and $312 million); and

  •
  Employee headcount.

        Radford solicited input from senior management before making its final recommendation regarding the Company's peer group to the Compensation Committee. After review and discussion with Radford, the Compensation Committee accepted the recommendations proposed by Radford with respect to our compensation peer group. Accordingly the Compensation Committee based its 2013 executive compensation review utilizing the following peer group:

• Acorda Therapeutics, Inc.	• Ligand Pharmaceuticals, Inc.
• Affymax, Inc.	• Momenta Pharmaceuticals, Inc.
• Astex Pharmaceuticals, Inc.	• NPS Pharmaceuticals, Inc.
• AVANIR Pharmaceuticals, Inc.	• Optimer Pharmaceuticals, Inc.
• Cadence Pharmaceuticals, Inc.	• Repligen Corporation
• Curis, Inc.	• Santarus, Inc.
• DUSA Pharmaceuticals, Inc.	• SciClone Pharmaceuticals, Inc.
• Dyax Corp.	• Spectrum Pharmaceuticals, Inc.
• Immunomedics, Inc.	• Sucampo Pharmaceuticals, Inc.
• Isis Pharmaceuticals, Inc.	• Xenoport, Inc.

        The primary conclusions from the Radford Report were as follows:

  •
  2012 total target cash compensation for all of our then-named executive officers fell at approximately the 50th percentile in the aggregate, plus or minus 15%, as compared to Radford's market compensation data;

  •
  2012 overall base salary rates for all of our then-named executive officers fell between the 25th and 50th percentiles, plus or minus 10%, in the aggregate as compared to Radford's market compensation data;

  •
  2012 target bonus amounts as a percentage of base salary for all of our then-named executive officers fell between the 50th and 75th percentiles in the aggregate as compared to Radford's market compensation data;

  •
  The value of equity awards to our then-named executive officers who received an annual grant as part of the 2012 annual performance review process fell between the 50th and 75th percentiles in the aggregate as compared to Radford's market compensation data; and

  •
  Total direct compensation paid to our then-named executive officers as part of the 2012 annual performance review process fell at approximately the 50th percentile in the aggregate, plus or minus 30%, as compared to Radford's market compensation data.

        The Radford Report confirmed that our then existing executive compensation practices were generally in line with our overall executive compensation philosophy. In particular, the Radford Report confirmed that we had been adhering to our philosophy that total executive compensation should be more heavily weighted toward long-term incentive compensation to ensure that the interests of our executives are aligned with those of our stockholders and that the proportion of total compensation at risk should rise as an executive's level of responsibility increases.

Summary of Executive Compensation

        The following table sets forth for the fiscal years ended December 31, 2013, 2012 and 2011 compensation awarded, paid to, or earned by, our current President and Chief Executive Officer (our principal executive officer), our Vice President of Finance, Chief Accounting Officer and Treasurer (our principal financial officer) and our three other most highly compensated executive officers at December 31, 2013, or our named executive officers.

 SUMMARY COMPENSATION TABLE FOR THE 2013, 2012 and 2011 FISCAL YEARS

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)		Total ($)
William K. Heiden(4)	2013	512,116		—		484,170	724,592	370,800	7,650		2,099,328
President and Chief	2012	307,692		75,000	(5)	1,299,000	1,892,430	259,875	22,826	(6)	3,856,823
Executive Officer
Scott A. Holmes(7)	2013	238,654		—		86,475	125,943	82,300	7,650		541,022
Vice President of Finance,	2012	231,769		37,500	(8)	—	209,646	88,482	7,500		574,897
Chief Accounting Officer and Treasurer
Greg Madison(9)	2013	340,577		70,000	(10)	772,415	919,313	134,000	7,650		2,243,955
Former Executive Vice President and Chief Commercial Officer
Frank E. Thomas(11)	2013	423,077		—		216,265	314,858	212,500	7,650		1,174,350
Executive Vice President	2012	503,308	(12)	150,000	(13)	749,600	—	230,325	7,500		1,640,733
and Chief Operating Officer	2011	190,346	(12)	—		654,200	423,018	82,800	5,710		1,356,074
Christopher G. White	2013	328,077		—		171,750	251,886	118,800	7,650		878,163
Senior Vice President and	2012	320,000		—		374,800	279,528	139,520	7,500		1,121,348
Chief Business Officer	2011	294,154		—		329,720	—	121,600	7,350		752,824

(1)
Amounts shown represent base salary amounts earned by our named executive officers in fiscal years 2013, 2012 and 2011. Salary increases generally occur once each year and are not retroactive to the beginning of that year. For this reason, the amount earned by the named executive officer in a given fiscal year may be lower than such officer's base salary rate for the year.

(2)
The amounts shown do not reflect compensation actually received by the named executive officers but represent the aggregate grant date fair value of stock options or RSUs granted to our named executive officers and are calculated in accordance with current guidance under accounting for stock-based compensation, disregarding adjustments for the forfeiture assumptions. The assumptions used to value the stock option awards and RSUs whose vesting is contingent on market or performance conditions for all periods presented above are set forth in Note L to our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 10, 2014. In the case of performance-based RSU awards, the fair value is reported for the probable outcome, which for this purpose is the maximum level of achievement of the target stock price range. The reported value of the time-based RSUs awarded was calculated by multiplying the closing market price of a share of our common stock on the grant date by the number of RSUs granted. Further information regarding the 2013 awards is included in the "Grants of Plan-Based Awards for the 2013 Fiscal Year" and "Outstanding Equity Awards at December 31, 2013" tables below.

(3)
Amounts shown for 2013 represent Company 401(k) contributions for the applicable named executive officer.

(4)
Mr. Heiden joined us in May 2012, therefore compensation information is not provided for 2011. Mr. Heiden's 2012 salary and bonus payment reflect a pro-rated amount for the time he was employed by the Company in 2012.

(5)
Represents a one-time $75,000 signing bonus to Mr. Heiden paid in 2012 in accordance with the terms of his May 2012 employment agreement.

(6)
Includes $15,326 paid to Mr. Heiden for certain legal expenses in connection with the negotiation and execution of and in accordance with his May 2012 employment agreement. Included in the $15,326 is a $5,326 tax gross-up payment.

(7)
Mr. Holmes was not one of our named executive officers prior to 2012, therefore compensation information is not provided for 2011.

(8)
Reflects two payments of $18,750 each for retention bonuses paid to Mr. Holmes in July 2012 and January 2013, pursuant to the terms of his December 2011 retention agreement with the Company and in exchange for certain performance-based metrics and his continued employment with the Company through June 30, 2012 and December 31, 2012.

(9)
Mr. Madison joined us in January 2013, therefore compensation information is not provided for 2012 or 2011. Mr. Madison resigned effective February 7, 2014, at which time the unvested portions of the options and RSUs granted to Mr. Madison were forfeited.

(10)
Represents a one-time $70,000 signing bonus paid to Mr. Madison in 2013 in accordance with the terms of his January 2013 employment agreement. In addition, Mr. Madison received a $70,000 special bonus in July 2013, however, the full $70,000 was returned to the Company in March 2014 following his resignation in accordance with the terms of his January 2013 employment agreement.

(11)
Mr. Thomas joined us in August 2011, therefore Mr. Thomas' salary and bonus payment reflect a pro-rated amount for the time he was employed by the Company in 2011.

(12)
In November 2011, the Board increased Mr. Thomas' annual salary from $350,000 to $415,000 when he became Executive Vice President and Chief Operating Officer. In addition, the Board awarded Mr. Thomas with a monthly supplemental cash payment of $20,000 to be paid to Mr. Thomas for the period he served as Interim President and Chief Executive Officer and which was paid to Mr. Thomas from November 2011 through May 2012.

(13)
Reflects a $150,000 retention bonus paid to Mr. Thomas in September 2012 pursuant to the terms of his May 2012 retention agreement with the Company.

Grants of Plan-Based Awards

        The following table sets forth grants of plan-based awards to each of our named executive officers for the year ended December 31, 2013. Grants of equity incentive plan awards to each named executive officer were made pursuant to our 2007 Plan, unless otherwise noted, and grants of non-equity incentive plan awards to each named executive officer were made pursuant to the executive bonus program described below under "2013 Annual Cash Bonus."

GRANTS OF PLAN-BASED AWARDS TABLE FOR THE 2013 FISCAL YEAR

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards		Estimated Possible Payouts Under Equity Incentive Plan Awards
								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Grant Type	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)
William K. Heiden		Incentive Plan	386,250	772,500	—	—	—	—	—	—	—
	2/28/2013	RSUs	—	—	—	—	—	14,400	—	—	238,320
	2/28/2013	RSUs	—	—	9,200	18,300	27,500	—	—	—	245,850
	2/28/2013	Stock Options	—	—	—	—	—	—	86,300	16.55	724,592
Scott A. Holmes		Incentive Plan	84,000	168,000	—	—	—	—	—	—	—
	2/28/2013	RSUs	—	—	—	—	—	2,500	—	—	41,375
	2/28/2013	RSUs	—	—	1,700	3,300	5,000	—	—	—	45,100
	2/28/2013	Stock Options	—	—	—	—	—	—	15,000	16.55	125,943
Greg Madison	1/2/2013	Incentive Plan	140,000	280,000	—	—	—	—	—	—	—
	1/2/2013	RSUs(4)	—	—	—	—	—	35,000	—	—	556,150
	1/2/2013	Stock Options(4)	—	—	—	—	—	—	75,000	15.89	604,455
	2/28/2013	RSUs	—	—	—	—	—	6,300	—	—	104,265
	2/28/2013	RSUs	—	—	4,200	8,300	12,500	—	—	—	112,000
	2/28/2013	Stock Options	—	—	—	—	—	—	37,500	16.55	314,858
Frank E. Thomas		Incentive Plan	212,500	425,000	—	—	—	—	—	—	—
	2/28/2013	RSUs	—	—	—	—	—	6,300	—	—	104,265
	2/28/2013	RSUs	—	—	4,200	8,300	12,500	—	—	—	112,000
	2/28/2013	Stock Options	—	—	—	—	—	—	37,500	16.55	314,858
Christopher G. White		Incentive Plan	132,000	264,000	—	—	—	—	—	—	—
	2/28/2013	RSUs	—	—	—	—	—	5,000	—	—	82,750
	2/28/2013	RSUs	—	—	3,400	6,700	10,000	—	—	—	89,000
	2/28/2013	Stock Options	—	—	—	—	—	—	30,000	16.55	251,886

(1)
The amounts reported in these columns represent the 2013 target and maximum cash incentive compensation award potential for each named executive officer. The target bonus amounts for each of the named executive officers, other than Mr. Holmes, were established as a percentage of their respective base salaries in their employment agreements each negotiated at arm's length with the Company. Mr. Holmes' target bonus as a percentage of his salary was established upon commencement of his employment with the Company in September 2011. In February 2014, the Compensation Committee formally adopted a policy that provides that no bonus awards will be issued in excess of 200% of the executive's target bonus. Accordingly, for purposes of this table, we have assumed that the maximum bonus amount payable to any named executive officer is equal to 200% of his target bonus amount. In addition, the Board and the Compensation Committee do not establish threshold bonus amounts. In February 2014, the Compensation Committee determined each executive officer's bonus amounts, resulting in the payouts detailed in the column labeled "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table above.

(2)
Amounts shown represent the minimum, target and maximum number of RSUs that may vest pursuant to a performance-based RSU grant, which will vest, if at all, at the end of the three-year performance period ending December 31, 2015. The grants were structured to link the amount of earned rewards directly to increases in the price of our common stock over a three year period within a pre-determined bandwidth of opportunity under a three-tier construct (minimum, target, maximum).

(3)
Amounts shown represent the aggregate grant date fair value calculated in accordance with current guidance under accounting for stock-based compensation, disregarding adjustments for forfeitures. The assumptions used to value the stock option awards and RSUs whose vesting is contingent on market or performance conditions for all periods presented above are set forth in Note L to our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 10, 2014. In the case of performance-based RSU awards, the fair value is reported for the probable outcome, which for this purpose is the maximum level of achievement of the target stock price range. The reported value of the time-based RSUs awarded in 2013 was calculated by multiplying the closing market price of a share of our common stock on the grant date by the number of RSUs granted. The fair value shown in the table may not be indicative of the value realized on the date the options are exercised or the RSUs vest due to variability in the share price of our common stock.

(4)
These RSUs and stock options were granted to Mr. Madison as new hire awards in connection with the commencement of Mr. Madison's employment as Chief Commercial Officer in January 2013. This grant was made outside of our 2007 Plan in reliance on NASDAQ Listing Rule 5635(c)(4). Mr. Madison resigned from his position with the Company effective as of February 7, 2014 and as a result, any unvested RSUs and stock options under this grant were forfeited.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

  2013 Base Salary

        The Radford Report noted that all of our named executive officers fell at approximately the 50th percentile, plus or minus 10% for base salary and 15% for total target cash compensation, as compared to Radford's market compensation data. As such, based on the Radford Report, the Compensation Committee felt that a market-based adjustment was not necessary to the salaries of our named executive officers and therefore, in February 2013, approved a 3% merit increase, which was in line with the 3% merit increase pool established for all other employees of the Company. Accordingly, the base salaries of our executive officers (other than Mr. Madison, as discussed below) were increased, effective March 2013, as follows:

Name	2012 Base Salary	2013 Base Salary
William K. Heiden, President and Chief Executive Officer	$500,000	$515,000
Scott A. Holmes, Vice President of Finance, Chief Accounting Officer and Treasurer	$233,000	$240,000
Greg Madison, Former Executive Vice President and Chief Commercial Officer(1)	N/A	$350,000
Frank E. Thomas, Executive Vice President and Chief Operating Officer	$415,000	$425,000
Christopher G. White, Senior Vice President and Chief Business Officer	$320,000	$330,000

(1)
Mr. Madison joined us in January 2013 and accordingly did not receive a merit adjustment in 2013. The terms of Mr. Madison's employment agreement, including his base salary, bonus target amount and the new hire equity awards were negotiated at arm's length between Mr. Madison and the Company. Based on compensation benchmarking data provided to us by Radford, the Company negotiated the proposed terms of his employment agreement directly with Mr. Madison based on a base salary amount and a bonus target percentage that were competitive with similarly-situated chief commercial officers. After negotiating Mr. Madison's compensation, Mr. Heiden presented the proposed compensation package and employment agreement to the Board, which approved the compensation package in December 2012.

  2013 Annual Cash Bonus

  Achievement of Overall Company Performance Goals

        In accordance with the process detailed above under "Establishing Annual Performance Goals", and based on the recommendation of the Compensation Committee after consultation with senior management, in early 2013 the Board established the Company's 2013 performance goals, which also served as the 2013 performance goals of our chief executive officer, Mr. Heiden. In early 2014, the Compensation Committee scored the 2013 goals and awarded the Company 96 out of 100 points based on the following conclusions:

  •
  53 out of a targeted 40 points were awarded for the Company's U.S. Feraheme financial and sales performance achievements. The Company recognized approximately $71.4 million of U.S. Feraheme net sales during 2013, which, based on the scale set by the Board at the outset of the year, resulted in above-targeted points for this goal. In addition, the Company received above-targeted points for exceeding both its year-end cash and investments balance goal and its 2013 operating expenses goal by managing operating expenses below the target.

  •
  10 out of a targeted 20 points were awarded for the Company's indication and market expansion goals. The Company received a below-targeted score for this goal as a result of the complete response letter received in January 2014 for the supplemental new drug application for Feraheme, which was filed with the U.S. Food and Drug Administration, or the FDA, in 2012.

  •
  17 out of a targeted 25 points were awarded for the Company's portfolio expansion goals. Although the Company acquired MuGard® Mucoadhesive Oral Wound Rinse in June 2013, the acquired annual revenues from products acquired or licensed by the Company were below the targeted level set by the Board at the outset of the year and resulted in below-targeted points for this goal.

  •
  16 out of a targeted 15 points were awarded for the Company's manufacturing and human resources goals. The Company was awarded above-targeted points for these goals as a result of significant progress toward securing a second source manufacturing facility as well as our success in continuing to build the Company's leadership team with talent that will help to ensure the achievement of our 2018 five-year strategic plan.

        As a result, the Board and the Compensation Committee scored the Company's overall 2013 performance at 96 out of a targeted 100 points.

  2013 Individual Performance Goals

        As discussed above, Mr. Heiden's individual annual performance goals are the same as the Company's overall performance goals. Accordingly, Mr. Heiden's 2013 performance score was 96%.

        Mr. Holmes' individual achievements included his significant contributions toward ensuring that the Company's operating expenses and cash balances were in line with the 2013 budget, managing the Company's overall finance, accounting and reporting functions, ensuring a strong internal control environment, managing the relationship with the Company's audit and tax advisors, and successfully managing the relocation of our corporate headquarters. Based in part on the recommendation of Mr. Heiden, the Compensation Committee determined that Mr. Holmes had exceeded his individual objectives. After reviewing Mr. Holmes' performance in light of the Company's performance score of 96%, the Compensation Committee awarded Mr. Holmes' approximately 98% of his target bonus amount.

        Mr. Madison's individual achievements included his contributions toward driving Feraheme's sales growth and doing so within his departmental expense budgets, thus supporting the Company's achievement of all of its 2013 Company financial performance goals. Mr. Madison also brought new marketing talent into the commercial organization, enhancing the Company's commercial capabilities. He and his team implemented effective sales and marketing campaigns for Feraheme. He provided commercial leadership to the integration of the MuGard product and he led the marketing and field sales teams to develop and implement effective growth strategies and plans for MuGard. Based in part on the recommendation of Mr. Heiden, the Compensation Committee determined that Mr. Madison had achieved his individual objectives. After reviewing Mr. Madison's performance in light of the Company's performance score of 96%, the Compensation Committee awarded Mr. Madison approximately 96% of his target bonus amount.

        Mr. Thomas' individual achievements included his overall leadership of the Company's operations, including Technical Operations, Quality, Investor Relations, Human Resources, Information Technology and Finance. For example, through his leadership of technical operations, the Company was able to reduce the cost of goods sold of Feraheme, thereby making a significant contribution toward the Company's achievement of all of its 2013 Company performance goals. Based in part on the recommendation of Mr. Heiden, the Compensation Committee determined that Mr. Thomas had exceeded his individual objectives. After reviewing Mr. Thomas' performance in light of the Company's performance score of 96%, the Compensation Committee awarded Mr. Thomas approximately 100% of his target bonus amount.

        Mr. White's individual achievements included the sale of the Company's Cambridge, Massachusetts manufacturing facility, leadership of the Company's strategic planning process and progress on several business development projects. Mr. White also managed the Company's partnership with Takeda Pharmaceutical Company Limited. Mr. White contributed to the Company's achievement of its 2013 Company performance goals and was able to in-license MuGard, a commercial-stage asset. Given the importance of business development to the future growth of the Company, progress in business development (based on number of and size of transactions) was assessed as below target performance. Based in part on the recommendation of Mr. Heiden and in light of the Company's performance score of 96%, the Compensation Committee awarded Mr. White approximately 90% of his target bonus amount.

  Actual 2013 Annual Cash Bonus

        In February 2014, the Compensation Committee approved, based in part on the recommendation of Mr. Heiden (with respect to executive officers other than Mr. Heiden), a total 2013 performance bonus to each of the named executive officers as follows:

Name	2013 Target Bonus (%)	2013 Target Bonus ($)	2013 Actual Annual Bonus
William K. Heiden, President and Chief Executive Officer	75%	$386,250	$370,800
Scott A. Holmes, Vice President of Finance, Chief Accounting Officer and Treasurer	35%	$84,000	$82,300
Greg Madison, Former Executive Vice President and Chief Commercial Officer	40%	$140,000	$134,000
Frank E. Thomas, Executive Vice President and Chief Operating Officer	50%	$212,500	$212,500
Christopher G. White, Senior Vice President and Chief Business Officer	40%	$132,000	$118,800

  2013 Equity Awards

        Our recent practice has been to award a portion of the total annual equity grant to executives in the form of stock options and the remainder in the form of RSUs as part of the executives' annual award, with the value of the annual equity awards at or above the 50th percentile relative to similarly situated executives in our peer group. Based upon recommendations contained in the Radford Report, in February 2013 the Compensation Committee awarded our executive officers with a stock option grant and a time-based RSU grant, which when combined, and valuing the RSUs at a ratio of one-to-two as compared to stock options, provided the executive officers an award at the 50th percentile as compared to Radford's market compensation data. In addition, in February 2013, based on the advice of Radford and to ensure alignment with our pay-for-performance executive compensation philosophy, the Compensation Committee provided our executive officers with an additional performance-based RSU grant, which, if attained and combined with the time-based RSU and stock option grants noted above, would provide them a long term incentive value of up to the 75th percentile as compared to Radford's market compensation data.

        Accordingly, in February 2013, based on the recommendations from both Radford and Mr. Heiden (with respect to the executive officers other than Mr. Heiden), the Compensation Committee authorized the following equity awards to our named executive officers:

  •
  A stock option grant to purchase the following number of shares of our common stock pursuant to our 2007 Plan at an exercise price of $16.55, which was the fair market value of a share of our common stock on the date of grant. These grants have a ten-year term and vest over four years after the grant date as follows: (a) 25% on the first anniversary of the grant date and (b) equal quarterly installments over the next three years thereafter.

Name	Number of Shares
William K. Heiden, President and Chief Executive Officer	86,300
Scott A. Holmes, Vice President of Finance, Chief Accounting Officer and Treasurer	15,000
Greg Madison, Former Executive Vice President and Chief Commercial Officer	37,500
Frank E. Thomas, Executive Vice President and Chief Operating Officer	37,500
Christopher G. White, Senior Vice President and Chief Business Officer	30,000
  •
  A time-based RSU grant covering the following number of shares of our common stock pursuant to our 2007 Plan which vest in equal annual installments over a four-year period beginning on the first anniversary of the date of grant.

Name	Number of Shares
William K. Heiden, President and Chief Executive Officer	14,400
Scott A. Holmes, Vice President of Finance, Chief Accounting Officer and Treasurer	2,500
Greg Madison, Former Executive Vice President and Chief Commercial Officer	6,300
Frank E. Thomas, Executive Vice President and Chief Operating Officer	6,300
Christopher G. White, Senior Vice President and Chief Business Officer	5,000
  •
  A performance-based RSU grant pursuant to our 2007 Plan which will vest, if at all, at the end of the three-year period ending December 31, 2015.

Name	Achievement of Minimum Stock Price	Achievement of Target Stock Price	Achievement of Maximum Stock Price
William K. Heiden, President and Chief Executive Officer	9,200	18,300	27,500
Scott A. Holmes, Vice President of Finance, Chief Accounting Officer and Treasurer	1,700	3,300	5,000
Greg Madison, Former Executive Vice President and Chief Commercial Officer	4,200	8,300	12,500
Frank E. Thomas, Executive Vice President and Chief Operating Officer	4,200	8,300	12,500
Christopher G. White, Senior Vice President and Chief Business Officer	3,400	6,700	10,000

        The performance-based RSU grant was a new performance-based incentive program where the level of reward earned by our named executive officers will be determined at the end of a three year period based on the value created for our stockholders, as measured by the increase in our stock price. Based on recommendations by Radford, the Compensation Committee felt that this was the appropriate time to implement a program designed to provide our executive officers with the potential to earn additional equity awards subject to the Company creating shareholder value in a simple pay-for-performance structure. The program is structured to link the amount of earned rewards directly to increases in the price of our common stock over a three year period within a pre-determined bandwidth of opportunity under a three-tier construct (minimum, target, maximum). In addition, if the minimum stock price range is not achieved at the measurement date, the executive officers will not receive any equity award under this grant. This performance-based award is simple and straight-forward, provides an easily quantifiable incentive for management to create long-term shareholder value and includes an effective retention tool. Achievement of the target stock price shall be measured based upon the average closing price for the 90-calendar-day period ending on the last day of the performance period; provided that if there is a change of control prior to such date, all or a portion of such performance-based RSU awards may vest if the per-share consideration in the transaction equals or exceeds the minimum target price.

        In January 2013, based upon the advice and recommendation of Radford, Mr. Madison was also awarded a new hire equity award that was, by design, more heavily weighted with stock options (68%) versus RSUs (32%). In connection with Mr. Madison's commencement of his employment with us in January 2013, Mr. Madison was awarded the following equity awards:

  •
  Stock options to purchase 75,000 shares of our common stock at an exercise price equal to $15.89 per share, which was the fair market value of a share of our common stock on the date of grant. These options were granted outside of the Company's 2007 Plan, vest in four annual equal installments beginning on the first anniversary of the grant date, and have a ten-year term. All of Mr. Madison's unvested equity stock options were forfeited as of his resignation date in February 2014.

  •
  RSUs covering 35,000 shares of our common stock. These RSUs were granted outside of the Company's 2007 Plan and vest in four annual equal installments beginning on the first anniversary of the date of grant. All of Mr. Madison's unvested RSU awards were forfeited as of his resignation date in February 2014.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013

        The following table sets forth certain information regarding outstanding equity awards held by each of our named executive officers at December 31, 2013:

		Option Awards(1)						Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
William K. Heiden	5/14/2012	65,000	(3)	225,000	(3)	12.99	5/14/2022	—		—		—		—
	5/14/2012	—		—		—	—	75,000	(3)	1,821,000	(3)	—		—
	2/28/2013	—		86,300	(4)	16.55	2/28/2023	—		—		—		—
	2/28/2013	—		—		—	—	14,400		349,632		—		—
	2/28/2013	—		—		—	—	—		—		27,500	(5)	667,700	(5)
Scott A. Holmes	9/12/2011	2,500		2,500		14.38	9/12/2021	—		—		—		—
	9/12/2011	—		—		—	—	1,500		36,420		—		—
	12/5/2011	—		—		—	—	1,250	(6)	30,350	(6)	—		—
	6/25/2012	11,250	(7)	18,750	(7)	14.89	6/25/2019	—		—		—		—
	2/28/2013	—		15,000	(4)	16.55	2/28/2023	—		—		—		—
	2/28/2013	—		—		—	—	2,500		60,700		—		—
	2/28/2013	—		—		—	—	—		—		5,000	(5)	121,400	(5)
Greg Madison(8)	1/2/2013	—		75,000	(3)	15.89	1/2/2023	—		—		—		—
	1/2/2013	—		—		—	—	35,000	(3)	849,800	(3)	—		—
	2/28/2013	—		37,500	(4)	16.55	2/28/2023	—		—		—		—
	2/28/2013	—		—		—	—	6,300		152,964
	2/28/2013	—		—		—	—	—		—		12,500	(5)	303,500	(5)
Frank E. Thomas	8/1/2011	30,000		30,000		14.91	8/1/2021	—		—		—		—
	8/1/2011	—		—		—	—	10,000		242,800		—		—
	11/30/2011	—		—		—	—	5,000	(6)	121,400	(6)	—		—
	1/3/2012	—		—		—	—	20,000	(6)	485,600	(6)	—		—
	2/28/2013	—		37,500	(4)	16.55	2/28/2023	—		—		—		—
	2/28/2013	—		—		—	—	6,300		152,964		—		—
	2/28/2013	—		—		—	—	—		—		12,500	(5)	303,500	(5)
Christopher G. White	9/4/2007	15,000		—		54.66	9/4/2017	—		—		—		—
	2/26/2008	14,000		—		47.08	2/26/2018	—		—		—		—
	2/25/2009	20,000		—		34.26	2/25/2019	—		—		—		—
	2/24/2010	7,500		2,500		38.29	2/24/2020	—		—		—		—
	2/24/2010	—		—		—	—	834		20,250		—		—
	1/7/2011	—		—		—	—	4,000	(9)	97,120	(9)	—		—
	1/7/2011	—		—		—	—	—		—		4,000	(10)	97,120	(10)
	1/3/2012	—		—		—	—	10,000	(6)	242,800	(6)	—		—
	6/25/2012	15,000	(11)	25,000	(11)	14.89	6/25/2019	—		—		—		—
	2/28/2013	—		30,000	(4)	16.55	2/28/2023	—		—		—		—
	2/28/2013	—		—		—	—	5,000		121,400		—		—
	2/28/2013	—		—		—	—	—		—		10,000	(5)	242,800	(5)

(1)
The exercise price for all stock option awards set forth in this table is the fair market value of a share of our common stock on the date of grant. Unless otherwise specified, all option and RSU awards were granted under our Amended and Restated 2000 Stock Plan or our 2007 Plan and vest in equal annual installments over a four-year period beginning on the first anniversary of the grant date, and options have a ten-year term.

(2)
Each RSU entitles the holder thereof to receive one share of our common stock for each RSU granted upon vesting or settlement. The market value is calculated by multiplying $24.28, the closing price of a share of our common stock on the last trading day of 2013 (December 31, 2013) as reported on the NASDAQ, by the number of unvested shares or units.

(3)
Represents a new hire grant awarded outside of our 2007 Plan in reliance on NASDAQ Listing Rule 5635(c)(4).

(4)
This award vests over four years after the grant date as follows: (a) 25% on the first anniversary of the grant date and (b) equal quarterly installments over the next three years thereafter.

(5)
This award vests, if at all, at the end of the three-year performance period ending December 31, 2015. The level of award earned by the executive officer will be determined at the end of such three year period based on the average closing price for the 90-calendar-day period ending on the last day of the performance period as compared to pre-determined target stock prices. Included in the table above is the maximum number of shares the executive office can receive under this grant.

(6)
This award vests in three annual installments as follows: (a) 50% on the first anniversary of the grant date and (b) 25% on each of the second and third anniversaries of the grant date. Further, if such executive's employment is terminated by the Company, other than for death, disability or cause, then the number of RSUs scheduled to vest on the next scheduled vesting date following such termination shall accelerate immediately upon such termination and any remaining unvested RSUs shall be forfeited.

(7)
This option has a seven-year term and vests over four years after the grant date as follows: (a) 25% on the first anniversary of the grant date and (b) equal quarterly installments over the next three years thereafter.

(8)
Mr. Madison resigned from the Company, effective as of February 7, 2014, at which time the unvested portions of the options and RSUs granted to Mr. Madison were forfeited.

(9)
This award vests in three annual installments as follows: (a) 50% on the first anniversary of the grant date and (b) 25% on each of the second and third anniversaries of the grant date.

(10)
This award vests in a single installment on the earlier of (a) the fourth anniversary of the date of grant and (b) immediately prior to a change of control of the Company, provided, that in either case the closing price of a share of the Company's common stock is at least $30.00 per share.

(11)
This option award has a seven-year term and vests over four years after the grant date as follows: (a) 25% on the first anniversary of the grant date and (b) equal quarterly installments over the next three years thereafter. In addition, 50% of the unvested portion of this option award will be accelerated in the event the Company acquires an FDA-approved product that has generated at least $10 million in revenue during the 12-month period preceding the acquisition, provided Mr. White continues to have primary responsibility over the Company's business development function at the time of such transaction. Further, in the event that after the above transaction has closed, the Company acquires a second product in a transaction that would be required to be reported to the SEC as a "material contract" or is otherwise deemed by the Board to be of material importance to the Company's growth strategy, then the remaining shares subject to this option will become exercisable, provided Mr. White continues to have primary responsibility over the Company's business development function at the time of such transaction.

 OPTION EXERCISES AND STOCK VESTED IN FISCAL 2013

        The following table sets forth certain information regarding option exercises and stock vested during the year ended December 31, 2013 with respect to each of our named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
William K. Heiden	10,000	92,600	25,000	630,500
Scott A. Holmes	—	—	2,000	47,540
Greg Madison	—	—	—	—
Frank E. Thomas	—	—	30,000	551,700
Christopher G. White	—	—	14,833	235,233

(1)
Value is calculated by determining the difference between the market price of the underlying stock on the exercise date and the exercise price of the options.

(2)
Value is calculated by multiplying the number of underlying shares by the closing price of a share of our common stock on the vesting date. Pursuant to certain RSU award agreements, due to the timing of a company blackout period, the delivery of certain shares was deferred for several weeks after vesting. The amounts above are calculated, as applicable, using the stock price on December 16, 2013, the date the shares underlying such RSUs were delivered, in accordance with the award agreement.

CHANGE OF CONTROL AND SEVERANCE COMPENSATION

        Our change of control and severance compensation arrangements are designed to meet the following objectives:

Change of Control

        Our philosophy is that appropriate provision should be made for our executive officers both upon the occurrence of a change of control of the Company and in the event their employment is terminated within one year following such a change of control. We believe that providing severance compensation if an executive officer is terminated as a result of a change of control promotes the ability of our executives to act in the best interests of our stockholders even where a transformative transaction may result in termination of the executive's employment. We also believe that these mutually-agreed to severance arrangements are appropriate because they are necessary to recruit, retain and motivate key executive talent.

Termination Without Cause

        Our philosophy is that appropriate provision should be made for our executive officers in the event of a termination of their employment with us without cause or if they resign for good reason. We believe that providing such severance compensation encourages our executives to exercise independent business judgment in what they believe to be in the best interests of the Company and those of our stockholders without concern of being terminated without appropriate compensation. We also believe that these mutually-agreed to severance arrangements are appropriate because they are necessary to recruit, retain and motivate key executive talent.

        We previously entered into employment agreements with each of our named executive officers, with the exception of Mr. Holmes, upon the commencement of their employment with us. In February 2014, we entered into an employment agreement with Mr. Holmes and amended and restated the employment agreements with each of our other current named executive officers. These employment agreements provide for base salary and bonus opportunity, as discussed above under "Discussion of Summary Compensation and Grants of Plan-Based Awards Tables." In addition, the employment agreements provide for the severance and change of control compensation arrangements described below.

Chief Executive Officer

        On May 6, 2012, we entered into an employment agreement with Mr. Heiden, whichprovides that in the event that we terminate the employment of Mr. Heiden, other than for death, disability or cause, or Mr. Heiden resigns for good reason, and he has complied with all his obligations under all agreements with us and signs a general release of claims in a form acceptable to us, then we are obligated to pay severance to Mr. Heiden in an amount equal to 24 months of his then current base salary, paid in equal installments over the severance period in accordance with our usual payroll schedule. This provision does not apply during the one-year period following a change of control.

        Further, in the event that upon a change of control, the Company or the successor to or acquirer of the Company's business elects not to assume all the then unvested outstanding stock options, RSUs and other equity incentives that were granted to Mr. Heiden prior to the change of control, such securities will become vested in full as of the date of the change of control.

        In addition, in the event that within one year from the date a change of control of the Company occurs, we or our successor terminates the employment of Mr. Heiden other than for death, disability or cause, or Mr. Heiden resigns for good reason, and he has complied with all his obligations under all agreements with us and signs a general release of claims in a form acceptable to us or our successor, then we or our successor are obligated to provide Mr. Heiden with the following benefits post-termination:

  •
  12 months of base salary if a change of control occurs prior to the six month anniversary of the date Mr. Heiden began his employment with the Company (i.e. May 14, 2012), or the Effective Date; 18 months of base salary if a change of control occurs after the six month anniversary but prior to the 12 month anniversary of the Effective Date; and 24 months of base salary if a change of control occurs after the 12 month anniversary of the Effective Date;

  •
  A lump sum equal to one times Mr. Heiden's target annual bonus amount if a change of control occurs prior to the six month anniversary of the Effective Date; one and one-half times Mr. Heiden's target annual bonus amount if a change of control occurs after the six month anniversary but prior to the 12 month anniversary of the Effective Date; and two times Mr. Heiden's target annual bonus amount if a change of control occurs after the 12 month anniversary of Mr. Heiden's Effective Date;

  •
  Payment or reimbursement of the premiums for continued health and dental benefits until the earlier of (a) 12 months post termination and (b) health and dental coverage being provided to Mr. Heiden under another employer's health and dental plans; and

  •
  The full acceleration of vesting of any then unvested outstanding stock options, RSUs and other equity incentives that were granted before such change of control.

        In addition, Mr. Heiden's employment agreement contains a provision which provides that any payments otherwise due to Mr. Heiden in connection with a change of control shall be reduced to the extent necessary so that no excise taxes would be due on any such payment.

        Mr. Heiden's employment agreement also provides that, in the event of the death or permanent disability of Mr. Heiden, all unvested equity awards then held by him shall become immediately vested in full. In addition, in the event of his death, Mr. Heiden's estate shall be eligible to receive a pro rata portion of his performance bonus for such year based upon the Board's determination that any individual performance objectives were met as of the time of Mr. Heiden's death.

        In February 2014, we amended and restated Mr. Heiden's employment agreement to (a) add a noncompetition provision, which prohibits Mr. Heiden from competing with us for a period of 12 months following the termination of his employment and (b) provide that, in addition to the severance benefits described above, in the event of a termination of his employment without cause or for good reason not in connection with a change in control, Mr. Heiden would be entitled to receive accelerated vesting of time-based equity awards as if he had completed an additional 24 months of service.

Other Named Executive Officers

        In connection with the commencement of their employment with us, we entered into employment agreements with all of our other named executive officers, with the exception of Mr. Holmes. These employment agreements provide that, in the event that we terminate the named executive officer's employment, other than for death, disability or cause, or he resigns for good reason, and he has complied with all his obligations under all agreements with us and signs a general release of claims in a form acceptable to us, then we are obligated to pay severance to the executive in an amount equal to 12 months of his then current base salary, paid in equal installments over the severance period in accordance with our usual payroll schedule. This provision does not apply during the one-year period following a change of control. In addition, certain RSUs granted to the named executive officers contain terms that provide for acceleration of a portion of the outstanding RSUs in the event that we terminate the named executive officer's employment, other than for death, disability or cause, or he resigns for good reason.

        Further, prior to the amendment and restatement of these agreements in February 2014, as described below, these employment agreements provided that upon a change of control of the Company, 50% of the unvested portion of any options to purchase common stock, RSUs and other equity incentives then held by the executive will become immediately vested and the remaining unvested portions of such grants would continue to vest after the closing of a change of control at 50% of the number of shares that were to vest on each vesting date prior to the change of control. In the event that upon a change of control, the Company or the successor to or acquirer of the Company's business elects not to assume all the then unvested outstanding stock options, RSUs and other equity incentives that were granted to the executive officer prior to the change of control, such securities will become vested in full as of the date of the change of control.

        In addition, in the event that within one year from the date a change of control of the Company occurs, we or our successor terminates the employment of the named executive officer, and other than for death, disability or cause, or he resigns for good reason, and he has complied with all his obligations under all agreements with us and signs a general release of claims in a form acceptable to us or our successor, then we or our successor, are obligated to provide the executive with the following benefits post-termination:

  •
  12 months of base salary, paid in equal installments over the severance period in accordance with our usual payroll schedule;

  •
  A lump sum equal to one times the executive's target annual bonus amount for the year in which the change of control occurs;

  •
  Payment or reimbursement of the premiums for continued health and dental benefits until the earlier of (a) 24 months post termination and (b) health and dental coverage being provided to the executive under another employer's health and dental plan; and

  •
  The full acceleration of vesting of any then unvested outstanding stock options, RSUs and other equity incentives that were granted before such change of control.

        In addition, these employment agreements contain a provision which allows any payments otherwise due to the executive in connection with a change of control to be modified to the extent necessary to provide the best economic outcome on such payments, but only if such reduction would result in the executive retaining a larger portion of such payments on an after-tax basis than if no reduction was made and the excise taxes had been paid.

        These employment agreements also provide that, in the event of the death or permanent disability of the executive, all unvested equity awards then held by him shall become immediately vested in full. In addition, in the event of the executive's death, such named executive officer's estate shall be eligible to receive a pro rata portion of such officer's performance bonus for such year based upon the Board's determination that any individual performance objectives were met as of the time of such officer's death.

February 2014 Agreements

        In February 2014, we amended and restated these employment agreements (other than the agreement with Mr. Madison, who resigned in February 2014) to (a) eliminate the automatic acceleration of 50% of such officer's unvested equity awards upon a change in control, (b) add a noncompetition provision, which prohibits such officer from competing with us for a period of 12 months following the termination of his employment and (c) provide that, in addition to the severance benefits described above, in the event of a termination of the officer's employment without cause or for good reason not in connection with a change in control, such officer would be entitled to receive accelerated vesting of time-based equity awards as if he had completed an additional 12 months of service.

        Also in February 2014, we entered into an employment agreement with Mr. Holmes, which provides for a base salary and target bonus opportunity as discussed above under "Discussion of Summary Compensation and Grants of Plan-Based Awards Tables" and the same terms, including severance and change of control compensation, as provided to the other named executive officers, other than Mr. Heiden, under their amended and restated employment agreements.

        The entry into the amended and restated employment agreements with each of Messrs. Heiden, Thomas and White and the employment agreement with Mr. Holmes coincided with our annual compensation review and, accordingly, these agreements included the base salary merit increases approved by our Compensation Committee in February 2014, effective February 17, 2014. Based in part on recommendations from Radford, which indicated that Mr. Heiden's base salary fell slightly below the 50th percentile as compared to Radford's market compensation data and that the base salaries of each of Messrs. Holmes. Thomas and White, fell at approximately the 50th percentile as compared to Radford's market compensation data, the Compensation Committee approved the following merit increases:

Name	2013 Base Salary	Merit Increase	2014 Base Salary
William K. Heiden, President and Chief Executive Officer	$515,000	4.5%	$538,175
Scott A. Holmes, Vice President of Finance, Chief Accounting Officer and Treasurer	$240,000	5.4%	$253,000
Frank E. Thomas, Executive Vice President and Chief Operating Officer	$425,000	3.0%	$437,800
Christopher G. White, Senior Vice President and Chief Business Officer	$330,000	2.5%	$338,300

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        The table below sets forth the estimated amount of payments and other benefits each named executive officer would have been entitled to receive upon the occurrence of the indicated event, assuming that the event occurred on December 31, 2013. The information is provided relative to the named executive officer's termination or change of control policies or arrangements in place on such date. The values relating to vesting of stock options and RSU awards are based upon a per share fair market value of our common stock of $24.28, the closing price of a share of our common stock as reported on the NASDAQ on December 31, 2013. Actual payments made at any future date will fluctuate based on various factors, including salary and bonus levels, the vesting schedules of the various equity-based awards, and the price of our common stock at the time of termination or change of control.

Name	Salary and Other Cash Payments ($)		Vesting of Stock Options ($)(1)		Vesting of RSUs ($)(2)		Health and Dental Benefits ($)	Total ($)
William K. Heiden
Termination without cause or resignation for good reason other than in the context of a change of control	1,030,000		—		—		—	1,030,000
Change of control without termination of employment	—		—		—		—	—
Termination without cause or resignation for good reason within 12 months following a change of control	1,802,500	(3)	3,207,349		2,170,632		19,012	7,199,493
Termination upon death	370,800		3,207,349		2,170,632		—	5,748,781
Termination upon disability	—		3,207,349		2,170,632		—	5,377,981
Scott A. Holmes
Termination without cause or resignation for good reason other than in the context of a change of control	—		—		30,350	(4)	—	30,350
Change of control without termination of employment	—		158,381	(5)	63,735	(5)	—	222,116
Termination without cause or resignation for good reason within 12 months following a change of control	120,000		316,763	(5)	127,470	(5)	—	564,233
Termination upon death	—		—		—		—	—
Termination upon disability	—		—		—		—	—
Greg Madison
Termination without cause or resignation for good reason other than in the context of a change of control	350,000		—		—		—	350,000
Change of control without termination of employment	—		459,563		501,382		—	960,945
Termination without cause or resignation for good reason within 12 months following a change of control	490,000	(3)	919,125		1,002,764		38,023	2,449,912
Termination upon death	134,000		919,125		1,002,764		—	2,055,889
Termination upon disability	—		919,125		1,002,764		—	1,921,889
Frank E. Thomas
Termination without cause or resignation for good reason other than in the context of a change of control	425,000		—		364,200	(4)	—	789,200

Name	Salary and Other Cash Payments ($)		Vesting of Stock Options ($)(1)	Vesting of RSUs ($)(2)		Health and Dental Benefits ($)	Total ($)
Change of control without termination of employment	—		285,488	501,382		—	786,870
Termination without cause or resignation for good reason within 12 months following a change of control	637,500	(3)	570,975	1,002,764		38,023	2,249,262
Termination upon death	212,500		570,975	1,002,764		—	1,786,239
Termination upon disability	—		570,975	1,002,764		—	1,573,739
Christopher G. White
Termination without cause or resignation for good reason other than in the context of a change of control	330,000		—	121,400	(4)	—	451,400
Change of control without termination of employment	—		233,325	240,785		—	474,110
Termination without cause or resignation for good reason within 12 months following a change of control	462,000	(3)	466,650	578,690		38,023	1,545,363
Termination upon death	118,800		466,650	578,690		—	1,164,140
Termination upon disability	—		466,650	578,690		—	1,045,340

(1)
The amount shown in this column represents the difference between the exercise price and the fair market value of the accelerated options assuming a $24.28 fair market value of a share of our common stock based on the reported closing price on the NASDAQ on December 31, 2013. Any option with an exercise price of greater than $24.28 was assumed to be cancelled for no consideration and, therefore, had no intrinsic value.

(2)
The amount shown in this column was calculated by multiplying the executive's number of unvested shares at December 31, 2013 scheduled to vest upon the specified event by $24.28, the fair market value of a single share of our common stock on December 31, 2013.

(3)
Amount represents the maximum amounts payable under the executive's employment agreement. These agreements provide that payments due in connection with a change of control may be reduced if such amounts constitute "parachute payments" within the meaning of Section 280G of the Code and are subject to the excise tax under Section 4999 of the Code. Mr. Heiden's employment agreement contains a provision which provides that any payments otherwise due to Mr. Heiden in connection with a change of control shall be reduced to the extent necessary so that no excise taxes would be due on any such payments. The employment agreement of each of Messrs. Thomas, White and Madison contains a provision which provides that any payments otherwise due such executive officer in connection with a change of control may be reduced to the extent necessary so that no excise taxes would be due on such payments, but only to the extent such reduction would result in such executive officer retaining a larger portion of such payments on an after-tax basis than if no reduction was made and the excise taxes had been paid.

(4)
Represents the acceleration of the number of RSUs scheduled to vest on the next scheduled vesting date following termination of the executive's employment by the Company, other than for death, disability or cause under certain RSU awards granted to the executives.

(5)
Under the Company's change of control policy, which covers executive officers who have not entered into an alternative arrangement with the Company, 50% of Mr. Holmes' unvested options and other equity incentives would have vested immediately upon a change of control. In the event Mr. Holmes were terminated within one year following a change of control, the remaining 50% of his unvested options and other equity incentives would have vested immediately.

401(K) PLAN

        We provide a 401(k) Plan to our employees under which they may defer compensation for income tax purposes under Section 401(k) of the Code. Under our current 401(k) Plan, the Company provides a fully vested contribution equal to 3% of each employee's (including each named executive officer's) base salary and bonus payments for each plan year. All contributions to the 401(k) plan by or on behalf of employees, including the Company's 3% contribution, are subject to the aggregate annual limits prescribed by the Code.

EQUITY COMPENSATION PLAN INFORMATION AT DECEMBER 31, 2013

        The following table presents information at December 31, 2013 regarding shares of common stock that may be issued under the Company's equity compensation plans consisting of the 2007 Plan and the Amended and Restated 2000 Stock Plan.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, RSUs and rights		Weighted average exercise price of outstanding options, and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities referenced in column (a))(2)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	2,595,070		$22.40	2,024,621
Equity compensation plans not approved by security holders(3)	690,000		$16.42	—

Total	3,285,070	(4)		2,024,621

(1)
Since restricted stock units do not have any exercise price, such units are not included in the weighted average exercise price calculation.

(2)
As of December 31, 2013, there were 2,024,621 shares available for grants under the 2007 Plan.

(3)
Consists of (a) 515,000 shares of our common stock which are issuable upon exercise of a stock option and (b) 175,000 restricted stock units granted to certain of our executive officers outside of the 2007 Plan as new hire awards in connection with the commencement of his or her employment. These grants were made in reliance on NASDAQ Listing Rule 5635(c)(4).

(4)
Includes 2,819,676 shares of common stock issuable upon the exercise of outstanding options and 465,394 shares of common stock issuable upon the vesting of restricted stock units.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

        Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, prohibits us from deducting compensation paid in any year to certain executives in excess of $1 million but does not subject performance-based compensation to this limit. While our Board intends to design certain components of executive compensation to preserve deductibility under Section 162(m) of the Code, it believes that stockholder interests are best served by not restricting our Board's or the Compensation Committee's discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, our Board and the Compensation Committee have from time to time approved, and our Board or the Compensation

Committee may in the future approve, compensation arrangements for certain officers, including the grant of equity-based awards, that may not be fully deductible for federal corporate income tax purposes.

COMPENSATION COMMITTEE REPORT2

        The Compensation Committee has reviewed the "Compensation Discussion and Analysis" section of this Proxy Statement and discussed such section with management. Based on its review and discussions and its ongoing involvement with executive compensation matters, the Compensation Committee recommended to the Board that the "Compensation Discussion and Analysis" section of this Proxy Statement be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2013. This report is provided by the following independent directors who comprise the Compensation Committee:

Gino Santini, Chair Barbara Deptula Michael Narachi

2
The material in this report is not "soliciting material," is furnished to, but not deemed "filed" with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, other than the Company's Annual Report on Form 10-K, where it shall be deemed to be "furnished," whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        Our Audit Committee has appointed the firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Company's independent registered public accounting firm for the year ending December 31, 2014, and the Board has ratified such appointment. The Board has directed that management submit the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting.

        PricewaterhouseCoopers LLP or its predecessor has served as our independent registered public accounting firm since our inception in 1981. Representatives of PricewaterhouseCoopers LLP are expected to be at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

        Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our by-laws or otherwise. However, the Board is submitting this appointment to the stockholders for ratification as a matter of good corporate practice. In the event our stockholders fail to ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will not be required to replace PricewaterhouseCoopers LLP as our independent registered public accounting firm. In the event of such a failure to ratify, the Audit Committee and the Board will reconsider whether or not to retain that firm for future service. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee determines that such a change would be in our and our stockholders' best interests.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following table summarizes the fees billed for professional services by PricewaterhouseCoopers LLP for the years ended December 31, 2013 and 2012:

Fee Category	Year Ended December 31, 2013	Year Ended December 31, 2012
Audit Fees(1)	$957,041	$700,772
Audit-Related Fees(2)	25,562	—
All Other Fees(3)	4,500	1,800

Total	$987,103	$702,572

(1)
Audit fees consisted of fees for the audit of our financial statements, the review of our interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with regulatory filings or engagements.

(2)
Audit-related fees consisted of fees for services related to due diligence, accounting consultations and advice and costs related to the acquisition of the MuGard license. All audit-related fees were pre-approved by the Audit Committee.

(3)
All other fees represent payment for access to the PricewaterhouseCoopers LLP on-line accounting research database and training. These fees were pre-approved by the Audit Committee.

        In connection with the audit of our 2013 financial statements, we entered into an engagement agreement with PricewaterhouseCoopers LLP which sets forth the terms by which PricewaterhouseCoopers LLP would perform audit services for the Company.

        All services expected to be rendered by PricewaterhouseCoopers LLP in 2014 are permissible under applicable laws and regulations, and are expected to be pre-approved by the Audit Committee.

The Audit Committee also expects to approve certain non-audit services to be performed by PricewaterhouseCoopers LLP in 2014.

PRE-APPROVAL POLICIES AND PROCEDURES

        Consistent with policies of the SEC regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm.

        The Audit Committee has approved the engagement of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm and has approved the provision of certain specific non-audit services expected to be performed by PricewaterhouseCoopers LLP in 2014. In addition, circumstances may arise during the year necessitating the engagement of PricewaterhouseCoopers LLP or another independent registered public accounting firm for additional audit or permissible non-audit services. In those instances, under our current pre-approval policy, each member of the Audit Committee has the authority to approve any additional audit services and permissible non-audit services provided that such member promptly informs the Audit Committee of such approval.

Required Vote

        The affirmative vote of the stockholders holding a majority of shares of common stock present or represented and voting at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 OTHER MATTERS

        The Board knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

STOCKHOLDER PROPOSALS

        Stockholder proposals may be included in our proxy statement for an annual meeting so long as they are provided to us on a timely basis and are otherwise submitted in accordance with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing to our principal executive offices at 1100 Winter Street, Waltham, Massachusetts 02451, attention: Secretary and must be received by us no later than December 19, 2014. Proposals must comply with the procedures and satisfy the conditions set forth in Rule 14a-8 under the Exchange Act.

        If you wish to nominate a candidate for director or submit a proposal that is not intended to be included in our proxy materials for next year's annual meeting, you must submit such proposal or nomination in writing to our principal executive offices at 1100 Winter Street, Waltham, Massachusetts 02451, attention: Secretary. Such proposal or nomination must be received by us no earlier than January 22, 2015 and no later than February 21, 2015 and must satisfy the requirements set forth in our by-laws. If the date of our 2015 Annual Meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary of our 2014 Annual Meeting, any stockholder nomination or other proposal must be received by us no earlier than the close of business on the 120th day prior to such advanced or delayed annual meeting date and no later than the close of business on the later of (1) the 90th day prior to such advanced or delayed annual meeting date and (2) the 10th day following the first public announcement of the meeting date.

        In order to curtail controversy as to the date on which a proposal was received by us, we suggest that you submit your proposals by registered mail, return receipt requested.

        We have not received any stockholder nominations or any other proposals from our stockholders with respect to our 2014 Annual Meeting.

EXPENSES AND SOLICITATION

        We will bear all costs of solicitation of proxies. In addition to these proxy materials, our directors, officers and employees, without additional remuneration, may also solicit proxies through telephone, e-mail and in-person conversations. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

        In order to reduce printing and postage costs, Broadridge, which handles the mailing of our Annual Report and proxy materials to all of our stockholders, participates in the practice of "householding" proxy statements and annual reports, which is the delivery of a single set of such annual meeting materials to two or more stockholders sharing the same address. This means that unless contrary instructions are received from one or more of such stockholders, only one copy of our Notice and Proxy Statement and our Annual Report is sent to multiple beneficial stockholders who share the same address. Each stockholder will continue to receive a separate proxy card.

        Once you have received notice from your broker, bank, custodian or other nominee that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.

        If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of annual meeting materials, you should contact our Investor Relations Department at (617) 498-3300 or 1100 Winter Street, Waltham, Massachusetts 02451. We will undertake to deliver promptly upon written or oral request a separate copy of the Notice and Proxy Statement and Annual Report, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered. You may also contact Broadridge or your bank, broker or other custodian to request individual copies of any of these materials for each stockholder at such shared address. Stockholders who currently receive multiple copies of our Notice and Proxy Statement and Annual Report at their address and would like to request householding of their communications should contact their broker.

        We do not provide for householding for stockholders of record.

        The Board welcomes stockholders who wish to attend the Annual Meeting. Whether or not you plan to attend, you are urged to complete and deliver a proxy by one of the methods provided in the enclosed proxy card. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated. Stockholders who attend the Annual Meeting may vote their stock personally even though they have sent in their proxies.

        Copies of the Proxy Statement, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and any other proxy materials are available without charge on our website at www.amagpharma.com under "Investors" or upon written request to our principal executive offices at 1100 Winter Street, Waltham, Massachusetts 02451, attention: Investor Relations.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Date Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. AMAG PHARMACEUTICALS, INC. ATTN: INVESTOR RELATIONS 1100 WINTER STREET WALTHAM, MA 02451 M74661-P51263 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. AMAG PHARMACEUTICALS, INC. Withhold All For All For All Except The Board of Directors recommends you vote FOR the following: ! ! ! 1. Election of Directors To elect the seven nominees named in the proxy statement to the Board of Directors to serve until the next annual meeting and until their successors have been elected and qualified. Nominees: 01) William K. Heiden 02) Barbara Deptula 03) Robert J. Perez 04) Lesley Russell, MB.Ch.B, MRCP 05) Gino Santini 06) Davey S. Scoon 07) James R. Sulat Against Abstain For The Board of Directors recommends you vote FOR proposals 2 and 3. ! ! ! 2. To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement. ! ! ! 3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof. ! For address changes and/or comments, please check this box and write them on the back where indicated. ! ! Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on May 22, 2014: The Notice and Proxy Statement, this Proxy Card, the Company’s Annual Report on Form 10-K and any other proxy materials are available at www.proxyvote.com. You may obtain directions to be able to attend the meeting and vote in person at the website of Goodwin Procter LLP at www.goodwinprocter.com/offices. M74662-P51263 AMAG PHARMACEUTICALS, INC. Annual Meeting of Stockholders May 22, 2014 9:00 AM This proxy is solicited by the Board of Directors The Stockholder hereby appoints William K. Heiden, Frank E. Thomas and Scott B. Townsend, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AMAG PHARMACEUTICALS, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on May 22, 2014, at the offices of Goodwin Procter LLP, 53 State Street, Boston, MA 02109, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, the shares represented by this proxy will be voted FOR each of the director nominees and FOR Proposals 2 and 3. The shares represented by this proxy will be voted in the discretion of the proxy holder on any matter incidental to the foregoing or on any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side